              LATHAM & WATKINS
885 Third Avenue
New York, New York  10022
(212) 906-1200
Robert J. Rosenberg (RJR 9585)
A. Brent Truitt (ABT 3799)
Rachael Fink (RF 3321)

              Counsel for Debtors
and Debtors-in-Possession

              UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

              ------------------------------------------------------------x

              In re:                        :         Chapter 11

                                            :
CITYSCAPE FINANCIAL CORP.,                  :         Case Nos. 98-B-22569 (ASH)
and CITYSCAPE CORP.,                        :         and 98-B-22570 (ASH)

                                            :         Jointly Administered

                            Debtors.        :

              ------------------------------------------------------------x

                             CITYSCAPE FINANCIAL CORP.'S AND
                  CITYSCAPE CORP.'S FIRST AMENDED JOINT PLAN
                  OF REORGANIZATION DATED AS OF APRIL 27, 1999



                                   Dated: April 27, 1999

                                TABLE OF CONTENTS

   I. INTRODUCTION..............................................................................................................1

  II. DEFINITIONS, INTERPRETATION AND RULES OF CONSTRUCTION.....................................................................1

      A. Definitions............................................................................................................1

      B. Interpretation and Computation of Time.................................................................................14

         1. Defined Terms.......................................................................................................14

         2. Rules of Interpretation.............................................................................................15

         3. Time Periods........................................................................................................15

 III. POOLING OF ASSETS AND LIABILITIES AND CANCELLATION OF INTERCOMPANY CLAIMS.................................................15

  IV. DESIGNATION OF CLASSES OF CLAIMS AND INTERESTS............................................................................16

   V. GENERAL PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS..................................................................19

      A.  Unclassified Claims...................................................................................................19

          1. Administrative Claims..............................................................................................19

          2. Priority Tax Claims................................................................................................19

          3. Bar Date for Administrative Claims.................................................................................20

      B.  Treatment of Claims and Interests.....................................................................................22

          1. Class 1 (Bank Claims)..............................................................................................22

          2. Class 2a et seq. (Other Secured Claims)............................................................................22

          3. Class 3 (Priority Claims)..........................................................................................22

          4. Class 4 (Senior Note Claims) and Class 4a (Small Senior Note Claims)...............................................23

          5. Class 5 (General Unsecured Claims) and Class 5a (Small Unsecured Claims)...........................................24

          6. Class 6 (Subordinated Debenture Claims) and Class 6a (Small Subordinated Debenture Claims).........................24

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
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          7. Class 7 (Old Debt Securities Claims)...............................................................................25

          8. Class 8 (Interests of Holders of Old Series A Preferred Stock).....................................................25

          9. Class 9 (Old Series A Preferred Stock Securities Claims)...........................................................25

         10. Class 10 (Interests of Holders of Old Series B Preferred Stock)....................................................26

         11. Class 11 (Old Series B Preferred Stock Securities Claims)..........................................................26

         12. Class 12 (Interests of Holders of Old Cityscape Common Stock)......................................................26

         13. Class 13 (Interests of Holders of Old Stock Rights in Cityscape and all Claims Arising Out of Such Old Stock
             Rights)............................................................................................................26

         14. Class 14 (Old Cityscape Common Stock and Old Warrant Securities Claims)............................................27

      C. Modification of Treatment of Claims....................................................................................27

  VI. DISTRIBUTIONS UNDER THE PLAN..............................................................................................27

      A. Disbursing Agent.......................................................................................................27

      B. Timing of Distributions................................................................................................27

      C. Methods of Distributions...............................................................................................28

         1.  Cash Payments......................................................................................................28

         2.  Issuance and Transfers of New Common Stock.........................................................................28

         3.  Compliance with Tax Requirements...................................................................................28

      D. Pro Rata Distribution..................................................................................................29

      E. Distribution Record Date...............................................................................................29

      F. Surrender of Cancelled Voting Securities and Exchange for New Securities...............................................29

         1.  Tender of Voting Securities........................................................................................29

         2.  Delivery of New Common Stock in Exchange for Voting Securities.....................................................30

         3.  Special Procedures for Lost, Stolen, Mutilated or Destroyed Instruments............................................31

         4.  Failure to Surrender Cancelled Instrument..........................................................................31

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
      G. Delivery of Distributions; Undeliverable or Unclaimed Distributions....................................................31

      H. Procedures for Treating Disputed Claims Under Plan of Reorganization...................................................33

         1.  Disputed Claims and Objections to Claims and Interests.............................................................33

         2.  Professionals, Administrative Claims, Trade Claims and Employee Claims.............................................33

         3.  No Distributions Pending Allowance.................................................................................34

         4.  Distributions on Account of Disputed Claims and Interests Once They are Allowed....................................34

      I. Setoffs................................................................................................................34

      J. Termination of Subordination...........................................................................................34

 VII. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.....................................................................35

      A. Assumptions............................................................................................................35

      B. Cure of Defaults in Connection with Assumption.........................................................................35

      C. Rejections.............................................................................................................35

      D. Bar Date for Rejection Damages.........................................................................................36

VIII. ACCEPTANCE OR REJECTION OF THIS PLAN......................................................................................36

      A. Voting Classes.........................................................................................................36

      B. Presumed Acceptances of Plan...........................................................................................36

      C. Presumed Rejections of Plan............................................................................................36

      D. Voting Instructions....................................................................................................36

      E. Voting Deadline and Extensions.........................................................................................37

      F. Confirmability of Plan and Cramdown....................................................................................37

  IX. MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN........................................................................37

      A. Corporate Structure....................................................................................................37

      B. Corporate Action.......................................................................................................37

                                      iii
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
         1.  Cancellation of Old Securities and Related Agreements..............................................................37

         2.  Certificate of Incorporation and Bylaws for Reorganized Cityscape..................................................38

         3.  Certificate of Incorporation and Bylaws for Reorganized CSC........................................................38

         4.  Directors and Management of Reorganized Cityscape..................................................................38

         5.  Directors and Management of Reorganized CSC........................................................................39

      C. Implementation.........................................................................................................39

      D. Other Documents and Actions............................................................................................39

      E. Payment of Statutory Fees..............................................................................................39

      F. Payment of Fees and Expenses of Unofficial Committees' Counsel.........................................................39

      G. Term of Injunctions or Stays...........................................................................................40

      H. No Interest............................................................................................................40

      I. Retiree Benefits.......................................................................................................40

      J. Issuance of New Common Stock...........................................................................................40

   X. CONFIRMATION AND EFFECTIVE DATE CONDITIONS................................................................................40

      A. Conditions to Confirmation.............................................................................................40

      B. Conditions to Effective Date...........................................................................................41

      C. Waiver of Conditions to Confirmation and Effective Date................................................................41

  XI. EFFECTS OF PLAN CONFIRMATION..............................................................................................41

      A. Discharge of Debtors and Injunction....................................................................................41

      B. Limitation of Liability................................................................................................42

      C. Releases...............................................................................................................43

      D. Indemnification........................................................................................................43

      E. Vesting of Assets......................................................................................................44

      F. Preservation of Causes of Action.......................................................................................44

                                       iv
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
      G. Retention of Bankruptcy Court Jurisdiction.............................................................................45

      H. Failure of Bankruptcy Court to Exercise Jurisdiction...................................................................47

      I. Committees.............................................................................................................47

 XII. MISCELLANEOUS PROVISIONS..................................................................................................47

      A. Final Order............................................................................................................47

      B. Modification of the Plan...............................................................................................47

      C. Revocation of the Plan.................................................................................................48

      D. Severability of Plan Provisions........................................................................................48

      E. Successors and Assigns.................................................................................................48

      F. Saturday, Sunday or Legal Holiday......................................................................................48

      G. Post-Effective Date Effect of Evidences of Claims or Interests.........................................................48

      H. Governing Law..........................................................................................................49

      I. No Liability for Solicitation or Participation.........................................................................49

      J. No Admissions or Waiver of Objections..................................................................................49

                                       v
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                                       I.

                                  INTRODUCTION

       Cityscape Financial Corp. (defined herein as "CITYSCAPE") and its wholly-owned subsidiary Cityscape Corp. (defined herein as "CSC" and, collectively with Cityscape, as "DEBTORS") hereby propose the following First Amended Plan of Reorganization (defined herein as the "PLAN") for the resolution of the Debtors' outstanding creditor claims and equity interests and request Confirmation of the Plan pursuant to Section 1129 of the Bankruptcy Code.

       All Holders of Claims and Interests are encouraged to read the Plan and the accompanying solicitation materials in their entirety.

       No materials, other than the accompanying solicitation materials and any exhibits and schedules attached thereto or referenced therein, have been approved by the Debtors for use in soliciting acceptances or rejections of the Plan.

       NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, ALL STATEMENTS IN THIS PLAN AND THE ACCOMPANYING SOLICITATION MATERIALS CONCERNING THE HISTORY OF THE DEBTORS' BUSINESSES, THE PAST OR PRESENT FINANCIAL CONDITION OF THE DEBTORS, TRANSACTIONS TO WHICH THE DEBTORS WERE OR ARE PARTY, OR THE EFFECT OF CONFIRMATION OF THE PLAN ON SECURED CREDITORS, UNSECURED CREDITORS OR EQUITY SECURITY HOLDERS ARE ATTRIBUTABLE EXCLUSIVELY TO THE DEBTORS AND NOT TO ANY OTHER PARTY.

                                       II.

              DEFINITIONS, INTERPRETATION AND RULES OF CONSTRUCTION

DEFINITIONS.

       In addition to such other terms as are defined in other sections of the Plan, the following terms (which appear in the Plan as capitalized terms) have the following meanings as used in the Plan:

"ADMINISTRATIVE CLAIM" means a Claim for payment of an administrative expense of a kind specified in Section 503(b) of the Bankruptcy Code and referred to in
Section 507(a)(1) of the Bankruptcy Code, including, without limitation, the actual and necessary costs and expenses incurred after the commencement of a chapter 11 case of preserving the estate or operating the business of the Company (including wages, salaries and commissions for services), loans and advances to the Company made after the Petition Date, compensation for legal and other services and reimbursement of expenses awarded or allowed under Section 330(a) or 331 of the Bankruptcy Code, certain retiree benefits, certain reclamation claims (if any), and all fees and charges against the estate under
Section 1930 of title 28, United States Code.

"ALLOWED CLAIM" or "ALLOWED INTEREST" means a Claim against or Interest in the
Debtors:

(1) to the extent that a proof of such Claim or Interest was timely Filed and served upon the Debtors and no objection to the Claim or Interest, or motion to estimate the Claim or Interest for purposes of allowance, is Filed within the time fixed by the Bankruptcy Court for such objections; or

(2) to the extent that a proof of such Claim or Interest is deemed Filed under applicable law or pursuant to a Final Order of the Bankruptcy Court and no objection to the Claim or Interest is Filed within the time fixed by the Bankruptcy Court for such objections; or

(3)    that is allowed pursuant to this Plan; or

(4) to the extent that a proof of such Claim or Interest is allowed pursuant to the following sentence of this definition.

If the Debtors File an objection to a proof of Claim or Interest within a time fixed by the Bankruptcy Court, the Claim or Interest shall be Allowed to the extent of:

(1)    any amount of such Claim or Interest to which the Debtors did not object;

(2)    any amount otherwise authorized by Final Order or the Plan; and

(3) any amount temporarily allowed by an Order for purposes of voting on the Plan (which amount shall not be binding with respect to distributions to which the Holder of such Claim or Interest shall be entitled under the Plan).

"ALLOWED ADMINISTRATIVE CLAIM," "ALLOWED PRIORITY TAX CLAIM," "ALLOWED SECURED CLAIM" and "ALLOWED UNSECURED CLAIM" have correlative meanings.

"ALLOWED CLASS ... CLAIM" means an Allowed Claim in the particular Class described.

"ALLOWED CLASS ... INTEREST" means an Allowed Interest in the particular Class described.

"BALLOT" means a ballot or master ballot to be used for voting to accept or reject the Plan.

"BANK CLAIMS" means all Claims represented by, relating to or arising under or in connection with the Greenwich Facility or the CIT Facility.

"BANKRUPTCY CODE" means title 11 of the United States Code, as now in effect or hereafter amended if such amendments are made applicable to the Reorganization Cases.

"BANKRUPTCY COURT" means the United States Bankruptcy Court for the Southern District of New York, or such other court or adjunct thereof that exercises jurisdiction over the Reorganization Cases.

"BANKRUPTCY RULES" means the Federal Rules of Bankruptcy Procedure, as applicable from time to time in the Reorganization Cases.

"BUSINESS DAY" means any day other than a Saturday, a Sunday or a "LEGAL HOLIDAY" (as defined in Bankruptcy Rule 9006(a)).

"CASH" means currency, a certified check, a cashier's check or a wire transfer of immediately available funds from any source, or a check drawn on a domestic bank from Reorganized Cityscape, Reorganized CSC or other Person making any distribution under the Plan.

"CEDEL" means Cedel Bank, societe anonyme.

"CIT FACILITY" means that certain revolving credit facility entered into by CSC with The CIT Group/Equipment Financing, Inc. on February 3, 1998, as amended through the date hereof, which facility is guaranteed by Cityscape.

"CITYSCAPE" means Cityscape Financial Corp., a Delaware corporation.

"CLAIM" means a claim against either of the Debtors, whether or not asserted or allowed, as defined in Section 101(5) of the Bankruptcy Code, including, without limitation, Administrative Claims.

"CLASS" means a class of Claims or Interests designated pursuant to the Plan.

"CLEARING SYSTEMS" shall have the meaning ascribed to such term in Section VI.F.2 of the Plan.

"CLERK" means the Clerk of the Bankruptcy Court.

"COMMITTEE" means any statutory committee of creditors or equity interest Holders of the Debtors appointed by the United States Trustee pursuant to
Section 1102 of the Bankruptcy Code, including the Creditors' Committee, if one is appointed.

"COMPANY" means Cityscape and CSC, collectively and individually as appropriate from the context, as Debtors.

"CONFIRMATION" means the entry by the Bankruptcy Court of the Confirmation
Order.

"CONFIRMATION DATE" means the date on which the Clerk enters the Confirmation Order on the Docket.

"CONFIRMATION HEARING" means the hearing on confirmation of the Plan, as the Plan may be modified hereafter.

"CONFIRMATION ORDER" means the Order of the Bankruptcy Court confirming the Plan under Section 1129 of the Bankruptcy Code.

"CREDITORS' COMMITTEE" means any Official Committee of Creditors of Cityscape and/or CSC appointed by the United States Trustee pursuant to Section 1102 of the Bankruptcy Code.

"CSC" means Cityscape Corp., a New York corporation and wholly-owned subsidiary of Cityscape.

"DEBTOR RELEASEES" shall have the meaning ascribed to such term in Section XI.C. of the Plan.

"DEBTORS" means, collectively, Cityscape and CSC, as debtors and Debtors In Possession.

"DEBTORS IN POSSESSION" means the Debtors, when acting in the capacity of representatives of the Estates in the Reorganization Cases.

"DESIGNATED PROFESSIONAL" means: (i) Latham & Watkins; (ii) Gibson, Dunn & Crutcher LLP; (iii) Kasowitz, Benson, Torres & Friedman; (iv) Kramer Levin Naftalis & Frankel LLP and (v) Jay Alix & Associates.

"DIP CLAIMS" means all Claims arising under the DIP Facilities.

"DIP FACILITIES" means the debtor in possession credit agreements and any related agreements between the Debtors and the DIP Lenders.

"DIP LENDERS" means, collectively, The CIT Group/Equipment Financing, Inc., Greenwich Capital Financial Products, Inc. and any other lenders participating in the DIP Facilities.

"DISBURSING AGENT" means, collectively, one or more Persons responsible for making distributions under the Plan. The Reorganized Company or such Person(s) as the Debtors may employ in their sole discretion will serve as Disbursing Agent.

"DISCLOSURE STATEMENT" means the disclosure statement (including any prior version thereof) pursuant to Section 1125 of the Bankruptcy Code with respect to the Plan (and all exhibits and schedules annexed thereto or referred to therein), as it may be amended or supplemented from time to time.

"DISPUTED CLAIM" means a Claim, not otherwise Allowed or paid pursuant to the Plan, to the extent such Claim is the subject of a pending application, motion, complaint, objection or other legal proceeding seeking to disallow, subordinate or estimate such Claim.

"DISPUTED INTEREST" means an Interest to the extent such Interest is the subject of a pending application, motion, complaint, objection or other legal proceeding seeking to disallow, subordinate or estimate such Interest.

"DISTRIBUTION RECORD DATE" means the date or dates fixed by the Bankruptcy Court as the record date for determining the Holders of Old Senior Notes and Old Subordinated Debentures, respectively, who are entitled to receive distributions under this Plan and, if no such date is fixed, means the Confirmation Date.

"DOCKET" means the docket or dockets in the Reorganization Cases maintained by the Clerk.

"DTC" means The Depository Trust Company.

"EFFECTIVE DATE" means the first Business Day, as determined by the Debtors, on which (i) all conditions to the Effective Date set forth herein have been satisfied or, if permitted, waived by the Debtors, and on which no stay of the Confirmation Order is in effect, and (ii) the Plan has been "substantially consummated," as such term is defined in Section 1101(2) of the Bankruptcy Code.

"ELIGIBLE INSTITUTION" shall have the meaning ascribed to such term in Section V.F.1.b of the Plan.

"EMPLOYEE CLAIMS" means Claims which are asserted by employees of the Debtors in connection with their employment, including, without limitation, Claims arising from or relating to salaries or wages, accrued paid vacation, health-related benefits, severance benefits, field management and executive/administrative management incentive plans and similar employee benefits.

"ESTATES" means the estates created in the Debtors' Reorganization Cases under
Section 541 of the Bankruptcy Code.

"EUROCLEAR" means Morgan Guaranty Trust Company of New York, as operator of the Euroclear system.

"FILE," "FILED" or "FILING" means filed, or filing, with the Bankruptcy Court in the Reorganization Cases.

"FINAL ORDER" means an order or judgment of the Bankruptcy Court, as entered on the Docket in the Reorganization Cases, which has not been reversed, stayed, modified or amended, and as to which (a) the time to appeal, seek certiorari or request reargument or further review or rehearing has expired and no appeal, petition for certiorari or request for reargument or further review or rehearing has been timely filed, or (b) any appeal that has been or may be taken or any petition for certiorari or request for reargument or further review or rehearing that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed, from which certiorari was sought or to which the request was made.

"FINANCING ORDERS" means, collectively, the interim and final orders entered by the Bankruptcy Court in connection with the DIP Facilities.

"GENERAL UNSECURED CLAIMS" shall have the meaning ascribed to such term in
Article IV of the Plan.

"GREENWICH FACILITY" means that certain Master Loan and Security Agreement dated as of January 1, 1997 between CSC and Greenwich Capital Financial Products, Inc., as subsequently extended, amended or otherwise modified from time to time through the date hereof, which facility is guaranteed by Cityscape.

"HOLDER" means a Person who holds a Claim or Interest in such Person's capacity as the holder of such Claim or Interest. Where the identity of the Holder of a Claim or Interest is set forth on a register or other record maintained by or at the direction of the Debtors, the Holder of such Claim or Interest shall be deemed to be the Holder as identified on such register or record unless the Debtors are otherwise notified in a writing authorized by such Holder.

"IMPAIRED" shall have the definition given to it in Section 1124 of the Bankruptcy Code. Section 1124 states in principal part:

       [A]    class of claims or interests is impaired under a plan unless, with respect to each claim or interest of such class, the plan --


       (1) leaves unaltered the legal, equitable, and contractual rights to which such claim or interest entitles the holder of such claim or interest; or

       (2) notwithstanding any contractual provision or applicable law that entitles the holder of such claim or interest to demand or receive accelerated payment of such claim or interest after the occurrence of a default --

(A) cures any such default that occurred before of after the commencement of the case under this title, other than a default of a kind specified in section 365(b)(2) of this title;

(B) reinstates the maturity of such claim or interest as such maturity existed before such default;

(C) compensates the holder of such claim or interest for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and

(D) does not otherwise alter the legal, equitable, or contractual rights to which such claim or interest entitles the holder of such claim or interest.

An Impaired Class is entitled to vote on the Plan; provided, however, that Classes of Claims and Interests that do not receive or retain any property under the Plan on account of such Claims and Interests are deemed to have rejected the Plan and are not entitled to vote.

"INDEMNITEES" shall have the meaning ascribed to such term in Section XI.D of the Plan.

"INDENTURE TRUSTEES" means (i) The Chase Manhattan Bank, as original indenture trustee for the Old Senior Notes, (ii) Norwest Bank of Minnesota, N.A., as successor indenture trustee for the Old Senior Notes, or any successor thereto, and (iii) The Chase Manhattan Bank, N.A., as indenture trustee for the Old Subordinated Debentures, or any successor thereto.

"INSTRUMENT" means any share of stock, security, promissory note or other "INSTRUMENT," within the meaning of that term, as defined in Section 9-105(1)(i) of the UCC.

"INTERCOMPANY CLAIMS" means any and all Claims and causes of action which either of the Debtors holds against the other Debtor.

"INTEREST" means the interest of any equity security Holder of the Debtors, whether or not asserted, as defined in Section 101(17) of the Bankruptcy Code.

"LETTER OF TRANSMITTAL" shall have the meaning ascribed to such term in Section VI.F.1.b of the Plan.

"LOCAL BANKRUPTCY RULES" means the local rules of the Bankruptcy Court, as applicable from time to time in the Reorganization Cases.

"NEW COMMON STOCK" means common stock of Reorganized Cityscape, par value $0.01 per share, which may be issued by Reorganized Cityscape on and after the Effective Date pursuant to the Plan or otherwise.

"OLD CITYSCAPE COMMON STOCK" means the common stock of Cityscape, par value $.01 per share.

"OLD CITYSCAPE PREFERRED STOCK" means Old Series A Preferred Stock and the Old Series B Preferred Stock.

"OLD DEBT" means, collectively, the Old Senior Notes and Old Subordinated Debentures.

"OLD SECURITIES" means, collectively, the Old Debt, the Old Cityscape Common Stock, the Old Cityscape Preferred Stock and the Old Warrants.

"OLD SENIOR NOTES" means the 12 3/4% Series A Senior Notes due 2004 issued by Cityscape.

"OLD SERIES A PREFERRED STOCK" means Cityscape's 6% Convertible Preferred Stock, Series A, with an initial liquidation preference of $10,000 per share, of which 626 shares remain outstanding as of the date hereof.

"OLD SERIES B PREFERRED STOCK" means Cityscape's 6% Convertible Preferred Stock, Series B, with an initial liquidation preference of $10,000 per share, of which 4,551 shares remain outstanding as of the date hereof.

"OLD SERIES A WARRANTS" means the five-year warrants (which relate to the Old Series A Preferred Stock) to purchase 500,000 shares of Old Cityscape Common Stock with an exercise price of $20.625 per share.

"OLD SERIES B WARRANTS" means the five-year warrants (which relate to the Old Series B Preferred Stock) to purchase 500,000 shares of Old Cityscape Common Stock with an exercise price per share equal to the lesser of (i) $14.71 and
(ii) 130% of the average closing sales prices over the 20 trading day period ending on the trading day immediately prior to the first anniversary of the original issuance of such warrants.

"OLD STOCK RIGHTS" means, collectively, any Old Warrants, and any other rights or options, to purchase or otherwise acquire Old Securities, and any stock appreciation or similar rights relating to Old Securities, existing prior to the Effective Date, including, without limitation, such rights under Cityscape's 1995 Non-Employee Directors Stock Option Plan, Cityscape's 1995 Stock Option Plan, Cityscape's Stock Purchase Plan, Cityscape's 1997 Stock Option Plan, and Cityscape's Stock Option Program for certain executive officers, and registration rights granted by Cityscape to Franklin Mutual Advisers, Inc. "Old Stock Rights" do not include any rights arising out of the ownership of Old Securities other than the Old Warrants.

"OLD SUBORDINATED DEBENTURES" means the 6% Convertible Subordinated Debentures due 2006 issued by Cityscape.

"OLD WARRANTS" means the Old Series A Warrants and the Old Series B Warrants.

"ORDER" means an order or judgment of the Bankruptcy Court as entered on the Docket.

"ORDINARY COURSE PROFESSIONALS' ORDER" means the order which, if entered by the Clerk, will authorize the Debtors to (a) retain and employ various professionals who are not working directly to implement the Reorganization Cases and (b) pay such professionals without need for application, hearing and Final Order.

"OTHER SECURED CLAIM" means any Allowed Secured Claim not classified in Class 1. Other Secured Claims are classified in Class 2a et seq.

"PERSON" means any individual, corporation, general partnership, limited partnership, limited liability partnership, limited liability company, association, joint stock company, joint venture, government or political subdivision, official committee appointed by the United States Trustee, unofficial committee of creditors or equity Holders, or other "entity" (as defined in the Bankruptcy Code).

"PETITION DATE" means October 6, 1998, the date on which the Reorganization Cases were Filed.

"PLAN" means this plan of reorganization (including any prior version thereof) for the Debtors in the Reorganization Cases and all exhibits and schedules annexed hereto, as such may be amended, modified or supplemented from time to time.

"POST-PETITION TAX CLAIMS" means Administrative Claims and other Claims by a governmental unit for taxes (and for interest and/or penalties related to such taxes) for any tax year or period, to the extent such Claim accrues within the period from and including the Petition Date through and including the Effective Date.

"PREPETITION CREDIT FACILITIES" means the CIT Facility and the Greenwich
Facility.

"PRIORITY CLAIM" means an Allowed Claim entitled to priority under Sections 507(a)(3) through 507(a)(7) or 507(a)(9) of the Bankruptcy Code, but excludes Priority Tax Claims.

"PRIORITY TAX CLAIM" means an Allowed Claim for an amount entitled to priority under Section 507(a)(8) of the Bankruptcy Code.

"PRO RATA" means proportionately so that, with respect to any Class, the ratio of (a) the amount of consideration distributed on account of a particular Allowed Claim or Allowed Interest to (b) the amount of such particular Allowed Claim or Allowed Interest, is the same as the ratio of (x) the amount of consideration distributed on account of all Allowed Claims or Allowed Interests of the Class in which the particular Allowed Claim or Allowed Interest is included to (y) the aggregate amount of all Allowed Claims or Allowed Interests of that Class.

"REINSTATED," means, with respect to any Allowed Claim or Allowed Interest, that such Claim or Interest shall be treated as Unimpaired as of the Effective Date.

"REORGANIZATION CASES" means the Debtors' cases under chapter 11 of the Bankruptcy Code.

"REORGANIZED CITYSCAPE" means Cityscape, as it will be reorganized as of the Effective Date in accordance with this Plan and having such name as shall be determined prior to the Confirmation Date by the Board of Directors of Cityscape.

"REORGANIZED CITYSCAPE BYLAWS" means the amended and restated bylaws of Reorganized Cityscape that will be effective on the Effective Date, in substantially the form annexed as Exhibit "B" hereto.

"REORGANIZED CITYSCAPE CERTIFICATE OF INCORPORATION" means the amended and restated certificate of incorporation of Reorganized Cityscape that will be effective on the Effective Date, in substantially the form annexed as Exhibit "A" hereto.

"REORGANIZED CSC" means CSC, as it will be reorganized as of the Effective Date in accordance with this Plan and having such name as shall be determined prior to the Confirmation Date by the Board of Directors of CSC.

"REORGANIZED CSC BYLAWS" means the amended and restated bylaws of Reorganized CSC that will be effective on the Effective Date, in substantially the form annexed as Exhibit "D" hereto.

"REORGANIZED CSC CERTIFICATE OF INCORPORATION" means the amended and restated certificate of incorporation of Reorganized CSC that will be effective on the Effective Date, in substantially the form annexed as Exhibit "C" hereto.

"REORGANIZED COMPANY" means Reorganized Cityscape and Reorganized CSC, collectively and individually, as appropriate from the context.

"SECURED CLAIM" means any Claim that is secured by a lien on property in which the Estates have an interest or that is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of the value of the Claim Holder's interest in the Estates' interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to Section 506(a) or 1111(b) of the Bankruptcy Code.

"SECURITIES CLAIM" means (a) any Claim arising from rescission of a purchase or sale of Old Securities or for damages arising from the purchase or sale of Old Securities, or (b) any Claim for indemnity, reimbursement, or contribution on account of any such Claim.

"SENIOR NOTE CLAIMS" means Claims arising from the Old Senior Notes (including all Claims and causes of action arising therefrom or in connection therewith).

"SMALL SENIOR NOTE CLAIMS" shall have the meaning ascribed to such term in
Article IV of the Plan.

"SMALL SUBORDINATED DEBENTURE CLAIMS" shall have the meaning ascribed to such term in Article IV of the Plan.

"SMALL UNSECURED CLAIMS" shall have the meaning ascribed to such term in Article IV of the Plan.

"SUBORDINATED DEBENTURE CLAIMS" means Claims arising from the Old Subordinated Debentures (including all Claims and causes of action arising therefrom or in connection therewith).

"TENDERED CERTIFICATES" shall have the meaning ascribed to such term in Section VI.F.1.b of the Plan.

"TORT CLAIM" means any Claim related to personal injury, property damage or loss, products liability or other similar Claims against either Debtor, and shall not include Securities Claims or Claims arising under, based upon or related to Old Stock Rights.

"TRADE CLAIMS" means any unsecured Claim against either Cityscape or CSC arising from (i) the delivery of goods or services in the ordinary course of business or
(ii) insurance-related service (including insurance premiums). "Trade Claim" excludes (i) Claims arising under Section 502(e) or 502(g) of the Bankruptcy Code, (ii) Claims of the type described in Section 726(a)(4) of the Bankruptcy Code, and (iii) Tort Claims.

"UCC" means the Delaware Uniform Commercial Code, as in effect at any relevant time.

"UNIMPAIRED" means, with reference to a Class of Claims or Interests, that the Class is not Impaired. An Unimpaired Class is not entitled to vote on the Plan.

"UNOFFICIAL COMMITTEES" means the Unofficial Senior Noteholders' Committee and the Unofficial Subordinated Debentureholders' Committee.

"UNOFFICIAL SENIOR NOTEHOLDERS' COMMITTEE" means (i) MacKay-Shields Financial Corporation, as investment advisor to various funds, (ii) Cerberus Partners, L.P., and such other representatives of the Senior Note Claims as may be designated from time to time.

"UNOFFICIAL SUBORDINATED DEBENTUREHOLDERS' COMMITTEE" means (i) Forest Investment Management, (ii) Bear, Stearns & Co. Inc., (iii) Deephaven Market Neutral Trading Limited (f/k/a KA Management), (iv) Tamar Securities Inc., (v) Aristeia Capital LLC, (vi) J. Robbins Securities, LLC, (vii) RAS Securities Corp., (viii) D.A. Davidson & Co., (ix) Donaldson, Lufkin & Jenrette Securities Corporation, (x) Mercantile Bank, (xi) Mellon Bank, as trustee for General Motors Employees Domestic Group Pension Trust, (xii) Ramat Securities Ltd., and such other representatives of the Subordinated Debenture Claims as may be designated from time to time.

"UNSECURED CLAIM" means any Claim that is not an Administrative Claim, Priority Claim, Priority Tax Claim or Secured Claim.

"VOTING AGENT" shall have the meaning ascribed to such term in Section VIII.E of the Plan.

"VOTING DEADLINE" means the date on which Ballots must be received by the Voting Agent at the address set forth on the applicable Ballot. For purposes of the Plan, the Voting Deadline is 5:00 p.m., New York City Time, June 1, 1999.

"VOTING RECORD DATE" means April 27, 1999.

"VOTING SECURITIES" means, collectively, the Old Senior Notes and the Old Subordinated Debentures.

INTERPRETATION AND COMPUTATION OF TIME.

1.     Defined Terms.

       Any term used in the Plan that is not defined in the Plan, either in
Article II (Definitions) or elsewhere, but that is defined in the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules, shall have the meaning assigned to that term in the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules, as the case may be.

2.     Rules of Interpretation.

       For purposes of the Plan: (a) whenever it appears appropriate from the context, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (b) any reference in the Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; provided, however, that any change to such form, terms, or conditions which is material to a party to such document shall not be made without such party's consent; (c) any reference in the Plan to an existing document or exhibit Filed or to be Filed means such document or exhibit, as it may have been or (to the extent otherwise permitted, hereafter) may be amended, modified or supplemented from time to time; (d) unless otherwise specified in a particular reference, all references in the Plan to paragraphs, sections, articles and exhibits are references to paragraphs, sections, articles and exhibits of or to the Plan; (e) the words "herein," "hereof" "hereto," "hereunder" and others of similar import refer to the Plan in its entirety rather than to a particular portion of the Plan only; (f) captions and headings to articles and paragraphs are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretations of the Plan;
(g) the rules of construction set forth in Section 102 of the Bankruptcy Code shall apply; and (h) all exhibits to the Plan are incorporated into the Plan, and shall be deemed to be included in the Plan.

3.     Time Periods.

       In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

                                      III.

                      POOLING OF ASSETS AND LIABILITIES AND
                       CANCELLATION OF INTERCOMPANY CLAIMS

       On the Effective Date, the assets and liabilities of the Debtors shall be pooled to the extent specified in this Plan. The legal rights and priorities of each Holder of a Claim shall be treated as having a single recourse against such pooled assets. Each Holder of a Claim who has asserted a Claim against both of the Debtors arising from or related to the same underlying obligation or cause of action, whether the basis for the asserted liability of the Debtors arises by contract, guarantee (including CSC's guarantee of Cityscape's obligations under the Old Senior Notes), or by operation of law, shall likewise be treated as having a single Claim against the assets of the pooled estate.

       On the Effective Date, as part of such pooling, each of the Debtors shall be deemed to have fully and finally compromised and settled all Intercompany Claims. As a result of giving effect to such pooling of assets and liabilities and such compromise and settlement, all Intercompany Claims shall be treated as extinguished immediately upon the Effective Date and shall receive no distribution pursuant to this Plan.

       The pooling of assets and liabilities provided for under this Article III shall be only for purposes of distributions under this Plan. Nothing in this Plan or the Confirmation

Order shall effect a merger or any other combination of Cityscape and CSC, or Reorganized Cityscape and Reorganized CSC.

                                       IV.

                 DESIGNATION OF CLASSES OF CLAIMS AND INTERESTS

       The following is a designation of the Classes of Claims and Interests under the Plan. In accordance with Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified and are excluded from the following Classes. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class, and is classified in another Class or Classes to the extent that any remainder of the Claim or Interest qualifies within the description of such other Class or Classes. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released or otherwise satisfied before the Effective Date; a Claim or Interest which is not an Allowed Claim or Allowed Interest is not in any Class. A Disputed Claim or Disputed Interest, to the extent that it subsequently becomes an Allowed Claim or Allowed Interest, shall be included in the Class for which it would have qualified had it not been disputed. Notwithstanding anything to the contrary contained in the Plan, no distribution shall be made on account of any Claim or Interest to the extent such Claim or Interest is not an Allowed Claim or an Allowed Interest.

       Class 1--Bank Claims                           Class 1 consists of all Allowed Bank Claims against the Debtors.

       Class 2a et seq.--Other Secured Claims         Class 2 consists of all Allowed Secured Claims against the Debtors other than
                                                      Secured Claims specified in Class 1.

       Class 3--Priority Claims                       Class 3 consists of all Allowed Priority Claims against the Debtors.

       Class4--Senior Note Claims and                 Class 4 consists of all Allowed Claims against the
                                                      Debtors of Holders of Old Senior Notes, including
       Class 4a --Small Senior Note Claims            Claims based upon CSC's guarantee of Cityscape's
                                                      obligations under the Old Senior Notes. Class 4a
                                                      consists of each Allowed Senior Note Claim whose
                                                      principal amount is equal to or less than $5,000.00
                                                      or whose Holder agrees on a Ballot or otherwise in
                                                      writing to reduce the principal amount of such
                                                      Allowed Senior Note Claim to $5,000.00 and to
                                                      release and waive any further or additional Claim(s)
                                                      against the Debtors ("SMALL SENIOR NOTE CLAIMS").


       Class 5--General Unsecured Claims              Class 5 consists of all Allowed Unsecured Claims
       and Class 5a--Small Unsecured Claims           against the Debtors other than the Unsecured Claims in
                                                      Classes 4, 4a, 6, 6a, 7, 9, 11, 13 and 14 ("GENERAL
                                                      UNSECURED CLAIMS"). Class 5a consists of each
                                                      Allowed General Unsecured Claim that is equal to or
                                                      less than $8,000.00 or whose Holder agrees on a
                                                      Ballot or otherwise in writing to reduce such
                                                      Allowed Unsecured Claim to $8,000.00 and to release and
                                                      waive any further or additional Claim(s) against the Debtors
                                                      ("SMALL UNSECURED CLAIMS").

       Class 6--Subordinated Debenture Claims and     Class 6 consists of all Allowed Claims against the
                                                      Debtors of Holders of Old Subordinated Debentures.
       Class 6a--Small Subordinated Debenture Claims  Class 6a consists of each Allowed Subordinated
                                                      Debenture Claim whose principal amount is equal to
                                                      or less than $50,000.00 or whose Holder agrees on a
                                                      Ballot or otherwise in writing to reduce the
                                                      principal amount of such Allowed Subordinated Debenture
                                                      Claim to $50,000.00 and to release and waive any further
                                                      or additional Claim(s) against the Debtors ("Small Subordinated
                                                      Debenture Claims").

       Class 7--Old Debt Securities Claims            Class 7 consists of all Allowed Securities Claims on
                                                      account of Old Debt against the Debtors.

       Class 8--Old Series A Preferred Stock          Class 8 consists of all Allowed Interests in Cityscape of
                                                      Holders of Old Series A Preferred Stock.

       Class 9--Old Series A Preferred Stock          Class 9 consists of all Allowed Securities Claims on
       Securities Claims                              account of Old Series A Preferred Stock against the Debtors.

       Class 10--Old Series B Preferred Stock         Class 10 consists of all Allowed Interests in
                                                      Cityscape of Holders of Old Series B Preferred Stock.

       Class 11--Old Series B Preferred Stock         Class 11 consists of all Allowed Securities Claims on
       Securities Claims                              account of Old Series B Preferred Stock against the Debtors.

       Class 12 --Old Cityscape Common Stock          Class 12 consists of all Allowed Interests in Cityscape of
                                                      Holders of Old Cityscape Common Stock.

       Class 13--Old Stock Rights                     Class 13 consists of all Allowed Interests in Cityscape of
                                                      Holders of Old Stock Rights and all Allowed Claims
                                                      arising out of any such Old Stock Rights, including,
                                                      without limitation, all Allowed Claims arising out
                                                      of the rejection of Old Stock Rights.

       Class 14--Old Cityscape Common Stock           Class 14 consists of all Allowed Securities Claims on
       and Old Warrant Securities Claims              account of Old Cityscape Common Stock or Old Warrants against the Debtors.

                                       V.

            GENERAL PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS

UNCLASSIFIED CLAIMS.

1.     ADMINISTRATIVE CLAIMS.

a.     GENERAL.

       Subject to certain additional requirements for professionals and certain other entities set forth below, the Reorganized Company shall pay to each Holder of an Allowed Administrative Claim, on account of its Administrative Claim and in full satisfaction thereof, Cash equal to the amount of such Allowed Administrative Claim on, as soon as practicable after, the later of the Effective Date and the day on which such Claim becomes an Allowed Claim, unless the Holder and the Debtors or the Reorganized Company agree or shall have agreed to other treatment of such Claim, or an order of the Bankruptcy Court provides for other terms; provided, that if incurred in the ordinary course of business or otherwise assumed by the Debtors pursuant to the Plan (including Administrative Claims of governmental units for taxes), an Allowed Administrative Claim will be assumed on the Effective Date and paid, performed or settled by the Reorganized Company, when due in accordance with the terms and conditions of the particular agreement(s) governing the obligation in the absence of the Reorganization Cases.

b.     PAYMENT OF STATUTORY FEES.

       On or before the Effective Date, all fees payable pursuant to 28 U.S.C.
Section 1930, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid in Cash equal to the amount of such Administrative Claim.

2.     PRIORITY TAX CLAIMS.

       Unless otherwise agreed to by the Debtors or the Reorganized Company, and a Holder of a Priority Tax Claim, each Holder of an Allowed Priority Tax Claim shall receive, at the sole option of the Reorganized Company (i) Cash equal to the unpaid portion of such Allowed Priority Tax Claim on the later of the Effective Date and the date on which such Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable, or (ii) equal quarterly cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate to be determined by the Bankruptcy Court or otherwise agreed to by the Reorganized Company and such Holder, over a period through the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim, or upon such other terms determined by the Bankruptcy Court to provide the Holder of such Allowed Priority Tax Claim deferred cash payments having a value, as of the Effective Date, equal to such

Allowed Priority Tax Claim. The Holders of Allowed Priority Tax Claims are not entitled to vote on the Plan. Pursuant to Section 1123(a)(l) of the Bankruptcy Code, Priority Tax Claims are not designated a Class of Claims for purposes of the Plan.

3.     BAR DATE FOR ADMINISTRATIVE CLAIMS.

a.     GENERAL PROVISIONS.

       Except as provided below for (i) non-tax liabilities incurred in the ordinary course of business by the Debtors in Possession, (ii) Post-Petition Tax Claims, and (iii) DIP Claims, requests for payment of Administrative Claims must be Filed and served on counsel for the Debtors and Reorganized Cityscape or Reorganized CSC, as the case may be, no later than (x) sixty (60) days after the Effective Date, or (y) such later date, if any, as the Bankruptcy Court shall order upon application made prior to the end of such 60-day period. Holders of Administrative Claims (including, without limitation, professionals requesting compensation or reimbursement of expenses and the Holders of any Claims for federal, state or local taxes) that are required to File a request for payment of such Claims and that do not File such requests by the applicable bar date shall be forever barred from asserting such Claims against the Debtors, Reorganized Cityscape, Reorganized CSC, or any of their respective properties. No request for payment shall be required in connection with the DIP Claims, which, notwithstanding anything to the contrary in this Plan, shall be paid in full in Cash on the Effective Date, as provided in the DIP Facilities and the Financing Orders.

b.     PROFESSIONALS.

       All professionals or other Persons requesting compensation or reimbursement of expenses pursuant to Section 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered on or before the Effective Date (including, without limitation, any compensation requested by any professional or any other Person for making a substantial contribution in the Reorganization Cases) shall File and serve on the Reorganized Company and counsel for the Reorganized Company an application for final allowance of compensation and reimbursement of expenses no later than (i) sixty (60) days after the Effective Date, or (ii) such later date, if any, as the Bankruptcy Court shall order upon application made prior to the end of such 60-day period; provided, however, that any professional who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals' Order without having filed an application may continue to receive compensation or reimbursement for services rendered before the Effective Date without further Bankruptcy Court review or approval to the extent provided in the Ordinary Course Professionals' Order. Objections to applications of professionals or other Persons for compensation or reimbursement of expenses must be Filed and served on the Reorganized Company, counsel for the Reorganized Company and the requesting professional or other Person on or before the later of (x) ninety (90) days after the Effective Date and (y) thirty (30) days after such date as the Bankruptcy Court shall establish as the deadline for Filing such applications. The professionals of the Debtors and any Committee shall be entitled to reasonable compensation by, and reimbursement of expenses from, the Reorganized Company for services rendered or costs incurred by such professionals after the Effective Date promptly after submission of appropriate invoices to the Reorganized Company. In the event of a dispute over any such invoices, the Reorganized Company shall promptly pay any amount not in dispute and, if such dispute cannot be resolved among the parties, such dispute shall be resolved by the Bankruptcy Court.

c.     INDENTURE TRUSTEES.

       On or as soon as reasonably practicable after the Effective Date, the Reorganized Company shall pay the contractual claims of the Indenture Trustees for their fees and expenses including their reasonable attorneys' fees and expenses. To the extent, after being furnished with normal supporting documents for such fees and expenses, the Reorganized Company disputes the reasonableness of any such fees and expenses, the Reorganized Company shall pay such fees and expenses as are not disputed, and shall submit to the Indenture Trustee a written list of specific fees and expenses viewed by the Reorganized Company as not being reasonable. To the extent that the Reorganized Company and the Indenture Trustee are unable to resolve the dispute, the dispute shall be resolved by the Bankruptcy Court. Pending the resolution of any such dispute by consent or by Final Order of the Bankruptcy Court, an amount of Cash equal to the disputed portion of the Indenture Trustee's request for fees and expenses shall be held in trust in one or more segregated bank accounts in the name of the applicable Disbursing Agent for the benefit of the applicable Indenture Trustee, accounted for separately, and paid to the Indenture Trustee and/or returned to the Reorganized Company, as required by the agreement of the Reorganized Company and the Indenture Trustee or the Final Order of the Bankruptcy Court, as the case may be. The Indenture Trustees shall not attach or set off any of their fees and expenses against distributions to Holders of Old Senior Notes or Old Subordinated Debentures and shall not otherwise withhold or delay any such distributions.

d.     ORDINARY COURSE LIABILITIES.

       Except as provided herein, holders of Administrative Claims based on liabilities incurred in the ordinary course of the Debtors' businesses (other than Claims of governmental units for taxes or Claims and/or penalties related to such taxes) shall not be required to File any request for payment of such Claims. Such Administrative Claims shall be assumed and paid by the Reorganized Company pursuant to the terms and conditions of the particular transactions giving rise to such Administrative Claims, without any further action by the Holders of such Claims.

e.     TAX CLAIMS.

       All requests for payment of Post-Petition Tax Claims, for which no bar date has otherwise been previously established, must be Filed on or before the later of (i) sixty (60) days following the Effective Date, and (ii) 120 days following the filing of the tax return for such taxes for such tax year or period with the applicable governmental unit. Any Holder of any Post-Petition Tax Claim that is required to File a request for payment of such taxes and that does not File such a Claim by the applicable bar date shall be forever barred from asserting any such Post-Petition Tax Claim against either of the Debtors, Reorganized Cityscape, Reorganized CSC, or any of their respective properties, whether any such Post-Petition Tax Claim is deemed to arise prior to, on, or subsequent to, the Effective Date.

TREATMENT OF CLAIMS AND INTERESTS.

1.     CLASS 1 (BANK CLAIMS).

       Class 1 consists of all Allowed Bank Claims, if any, against the Debtors arising from the Prepetition Credit Facilities including all Claims arising pursuant to any guarantee thereof and any pledge of assets as security therefor. Pursuant to the Financing Orders, proceeds from the DIP Facilities have been used, among other things, to pay all Allowed Bank Claims against the Debtors in full in Cash. Therefore, it is contemplated that there will not be any Bank Claims in Class 1 as of the Effective Date. However, to the extent that there are any Bank Claims in Class 1 as of the Effective Date, (i) each such Claim shall be deemed allowed as an Allowed Class 1 Claim in the aggregate amount equal to the sum of (A) the unpaid principal and interest as of the Petition Date less all payments thereon received and retained by the respective Holder thereof during the period from the Petition Date to the Effective Date, (B) all accrued and unpaid interest from the Petition Date through and including the Effective Date at the rates provided for in the Financing Orders, and (C) all other amounts due and owing as of the Effective Date in respect of the respective Bank Claims pursuant to the Financing Orders and pursuant to the Greenwich Facility or the CIT Facility, as the case may be, and (ii) on the Effective Date, each Holder shall receive, on account thereof, a payment in Cash by wire transfer equal to the amount of such Allowed Class 1 Claim. Therefore, Class 1 is Unimpaired and, accordingly, is not entitled to vote on the Plan.

2.     CLASS 2a ET SEQ. (OTHER SECURED CLAIMS).

       Class 2a et seq. consists of all Allowed Secured Claims against the Debtors other than Secured Claims in Class 1. These Classes will be further divided into subclasses designated by letters of the alphabet (Class 2a, Class 2b, and so on) so that each Holder of any Other Secured Claim against the Debtors is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class. The Debtors shall File a schedule of each Other Secured Claim, if any, against the Debtors on or before ten (10) days prior to the commencement of the Confirmation Hearing. Each Allowed Other Secured Claim against the Debtors will be treated as follows: either (a) the Plan shall leave unaltered the legal, equitable and contractual rights to which such Claim entitles the Holder; (b) (i) the Debtors shall cure any default with respect to such Claim that occurred before or after the Petition Date (other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code), (ii) the maturity of such Claim shall be reinstated as such maturity existed before any such default, (iii) the Holder of such Claim shall be compensated for any damages incurred as a result of any reasonable reliance by the Holder on any right to accelerate its Claim, and (iv) the legal, equitable, and contractual rights of such Holder will not otherwise be altered; or (c) such Claim shall receive such other treatment to which the Holder shall consent. The Holder of each Allowed Other Secured Claim against the Debtors which is treated as set forth in clause (a), (b) or (c) of this paragraph will be Unimpaired and will not be entitled to vote for or against the Plan.

3.     CLASS 3 (PRIORITY CLAIMS).

       Class 3 consists of the Allowed Priority Claims against the Debtors. Class 3 Claims are Unimpaired and, accordingly, Holders of Allowed Class 3 Claims are not entitled to vote on the Plan. Each Holder of an Allowed Class 3 Claim shall be entitled to receive (i) Cash equal to the amount of such Claim, unless the Holder of such Claim and Reorganized Cityscape agree to a different treatment, on the latest of (a) the Effective Date or as soon as practicable thereafter, (b) the date such Claim becomes an Allowed Priority Claim, and (c) the date that such Claim would be paid in accordance with any terms and conditions of any agreements or understandings relating thereto between the Debtors and the Holder of such Claim, and/or (ii) such other treatment, as determined by the Bankruptcy Court, required to render such Claim Unimpaired.

4.     CLASS 4 (SENIOR NOTE CLAIMS) AND CLASS 4a (SMALL SENIOR NOTE CLAIMS).

       Class 4 consists of the Allowed Unsecured Claims against the Debtors of Holders of Old Senior Notes (including all Claims and causes of action arising therefrom or in connection therewith and all guarantees related thereto). The Claim of each Holder of Old Senior Notes (including Holders of Small Senior Note Claims) as of the Distribution Record Date shall be allowed in the aggregate amount of the unpaid principal of such Holder's Old Senior Notes plus unpaid interest (calculated in accordance with the provisions of the indenture governing the Old Senior Notes) which accrued prior to the Petition Date. Class 4 is Impaired and, accordingly, Holders of Allowed Class 4 Claims are entitled to vote on the Plan.

       On the Effective Date or as soon as practicable thereafter, each Holder of an Allowed Class 4 Claim shall receive on account of such Allowed Claim a Pro Rata portion of 7,346,708 shares of New Common Stock (i.e., one share of New Common Stock for every $45.26 in principal of and accrued interest on such Holder's Old Senior Notes).

       Class 4a consists of the Allowed Small Senior Note Claims. Class 4a is Impaired and, accordingly, Holders of Allowed Class 4a Claims are entitled to vote on the Plan. On the Effective Date or as soon as practicable thereafter, each Holder of an Allowed Class 4a Claim shall receive on account of such Allowed Claim Cash in an amount equal to (i) $10.00, multiplied by (ii) the number of shares of New Common Stock that such Holder would have been entitled to receive as a Holder of an Allowed Class 4 Claim (after giving effect to the voluntary reduction, if any, by the Holder of a Class 4 Claim of the principal amount of such

Holder's Claim to $5,000.00); provided, however, that any Holder of a Class 4a Claim may elect on a Ballot or otherwise in writing to receive the treatment afforded by Class 4 (i.e., New Common Stock) rather than this Class 4a (i.e.,
Cash).

       To the extent, if any, that the classification and manner of satisfying Claims and Interests under the Plan do not take into consideration all contractual, legal and equitable subordination rights that Holders of Allowed Class 4 Claims may have against Holders of Claims or Interests with respect to distributions made pursuant to this Plan, each Holder of an Allowed Class 4 Claim shall be deemed, upon the Effective Date, to have waived all contractual, legal or equitable subordination rights that such Holder might have, including, without limitation, any such rights arising out of the Old Senior Notes, the Old Subordinated Debentures, the indentures governing such Old Securities or otherwise.

5.     CLASS 5 (GENERAL UNSECURED CLAIMS) AND CLASS 5a (SMALL UNSECURED CLAIMS).

       Class 5 consists of all Allowed General Unsecured Claims against the Debtors, including, but not limited to, Claims resulting from the rejection of leases or executory contracts (other than such Claims that fall within Class 5a or Class 13). Class 5 is Impaired and, accordingly, Holders of Allowed Class 5 Claims are entitled to vote on the Plan.

       On the Effective Date, or as soon as practicable thereafter, each Holder of an Allowed Class 5 Claim shall receive on account of such Allowed Claim one share of New Common Stock for every $60.32 of such Holder's Allowed Claim.

       Class 5a consists of the Allowed Small Unsecured Claims. Class 5a is Impaired and, accordingly, Holders of Allowed Class 5a Claims are entitled to vote on the Plan. On the Effective Date or as soon as practicable thereafter, each Holder of an Allowed Class 5a Claim shall receive on account of such Allowed Claim Cash in an amount equal to (i) $10.00, multipled by (ii) the number of shares of New Common Stock that such Holder would have been entitled to receive as a Holder of an Allowed Class 5 Claim (after giving effect to the voluntary reduction, if any, by the Holder of a Class 5 Claim of such Holder's Claim to $8,000.00); provided, however, that any Holder of a Class 5a Claim may elect on a Ballot or otherwise in writing to receive the treatment afforded by Class 5 (i.e., New Common Stock) rather than this Class 5a (i.e., Cash).

       Class 5 and Class 5a also include Trade Claims. At the outset of their chapter 11 cases, the Debtors sought and obtained Bankruptcy Court approval to pay in the ordinary course of business all outstanding Trade Claims to trade creditors who continue to provide normal trade credit terms to, or have reinstated normal trade credit terms for, the Debtors or who have previously agreed to compromise their Claims in a manner acceptable to the Debtors. To the extent that any payments made by the Debtors to Holders of Trade Claims pursuant to such Order resulted in such Holders' receiving greater distributions on account of their Trade Claims than that to which they are entitled under this
Section V.B.5, any claim of the Debtors for recovery of such overpayments to such Holders shall be assigned by the Debtors to Reorganized Cityscape or Reorganized CSC, as applicable, pursuant to Section XI.F of this Plan.

6. CLASS 6 (SUBORDINATED DEBENTURE CLAIMS) AND CLASS 6a (SMALL SUBORDINATED DEBENTURE CLAIMS).

       Class 6 consists of Allowed Unsecured Claims against Cityscape of Holders of Old Subordinated Debentures (including all Claims and causes of action arising therefrom or in connection therewith). The Claim of each Holder of Old Subordinated Debentures (including Holders of Small Subordinated Debenture Claims) as of the Distribution Record Date shall be allowed in the aggregate amount of the unpaid principal of such Holder's Old Subordinated Debentures plus unpaid interest (calculated in accordance with the provisions of the indenture governing the Old Subordinated Debentures) which accrued prior to the Petition Date. Class 6 is Impaired and, accordingly, Holders of Allowed Class 6 Claims are entitled to vote on the Plan.

       On the Effective Date or as soon as practicable thereafter, each Holder of an Allowed Class 6 Claim shall receive on account of such Allowed Claim a Pro Rata portion of 431,702 shares of New Common Stock (i.e., one share of New Common Stock for every $316.56 in principal of and accrued interest on such Holder's Old Subordinated Debentures); provided, however, that if Class 6 and Class 6a do not accept the Plan, no New Common Stock (or any other property) shall be distributed to Holders of Allowed Class 6 Claims pursuant to the Plan, and any New Common Stock that would have been distributed to the Holders of Class 6 Claims shall be distributed Pro Rata to the Holders of Class 4 Claims as part of their distribution pursuant to Section V.B.4 above.

       Class 6a consists of the Allowed Small Subordinated Debenture Claims. Class 6a is Impaired and, accordingly, Holders of Allowed Class 6a Claims are entitled to vote on the Plan. On the Effective Date or as soon as practicable thereafter, each Holder of an Allowed Class 6a Claim shall receive on account of such Allowed Claim Cash in an amount equal to (i) $10.00, multiplied by (ii) the number of shares of New Common Stock that such Holder would have been entitled to receive as a Holder of an Allowed Class 6 Claim (after giving effect to the voluntary reduction, if any, by the Holder of a Class 6 Claim of the principal amount of such Holder's Claim to $50,000.00); provided, however, that (i) any Holder of a Class 6a Claim may elect on a Ballot or otherwise in writing to receive the treatment afforded by Class 6 (i.e., New Common Stock) rather than this Class 6a (i.e., Cash), and (ii) if Class 6 and Class 6a do not accept the Plan, no Cash (or any other property) shall be distributed to Holders of Allowed Class 6a Claims pursuant to the Plan.

7.     CLASS 7 (OLD DEBT SECURITIES CLAIMS).

       Class 7 consists of all Allowed Securities Claims on account of Old Debt against the Debtors. The Holders of Allowed Class 7 Claims, if any, shall not receive or retain any interest or property under the Plan and, therefore, Class 7 is Impaired and is deemed to have rejected the Plan. Accordingly, votes of Holders of Allowed Class 7 Claims are not being solicited. The Debtors are not aware of any Class 7 Claims. If there are any Allowed Class 7 Claims, the Debtors intend to seek to confirm the Plan pursuant to the "cramdown" provisions of Section 1129(b) of the Bankruptcy Code.

8.     CLASS 8 (INTERESTS OF HOLDERS OF OLD SERIES A PREFERRED STOCK).

       Class 8 consists of the Allowed Interests of Holders of Old Series A Preferred Stock. The Holders of Allowed Class 8 Interests shall not receive or retain any interest or property under the Plan and, therefore, Class 8 is Impaired and is deemed to have rejected the Plan. Accordingly, votes of Holders of Allowed Class 8 Interests are not being solicited. The Debtors intend to seek to confirm the Plan as to Class 8 pursuant to the "cramdown" provisions of
Section 1129(b) of the Bankruptcy Code.

9.     CLASS 9 (OLD SERIES A PREFERRED STOCK SECURITIES CLAIMS).

       Class 9 consists of all Allowed Securities Claims on account of Old Series A Preferred Stock against the Debtors. The Holders of Allowed Class 9 Claims, if any, shall not receive or retain any interest or property under the Plan and, therefore, Class 9 is Impaired and is deemed to have rejected the Plan. Accordingly, votes of Holders of Allowed Class 9 Claims are not being solicited. The Debtors are not aware of any Class 9 Claims. If there are any Allowed Class 9 Claims, the Debtors intend to seek to confirm the Plan pursuant to the "cramdown" provisions of Section 1129(b) of the Bankruptcy Code.

10.    CLASS 10 (INTERESTS OF HOLDERS OF OLD SERIES B PREFERRED STOCK).

       Class 10 consists of all Allowed Interests of Holders of Old Series B Preferred Stock. The Holders of Allowed Class 10 Interests shall not receive or retain any interest or property under the Plan and, therefore, Class 10 is Impaired and is deemed to have rejected the Plan. Accordingly, votes of Holders of Allowed Class 10 Interests are not being solicited. The Debtors intend to seek to confirm the Plan as to Class 10 pursuant to the "cramdown" provisions of
Section 1129(b) of the Bankruptcy Code.

11.    CLASS 11 (OLD SERIES B PREFERRED STOCK SECURITIES CLAIMS).

       Class 11 consists of all Allowed Securities Claims on account of Old Series B Preferred Stock against the Debtors. The Holders of Allowed Class 11 Claims, if any, shall not receive or retain any interest or property under the Plan and, therefore, Class 11 is Impaired and is deemed to have rejected the Plan. Accordingly, votes of Holders of Allowed Class 11 Claims are not being solicited. The Debtors are not aware of any Class 11 Claims. If there are any Allowed Class 11 Claims, the Debtors intend to seek to confirm the Plan pursuant to the "cramdown" provisions of Section 1129(b) of the Bankruptcy Code.

12.    CLASS 12 (INTERESTS OF HOLDERS OF OLD CITYSCAPE COMMON STOCK).

       Class 12 consists of the Allowed Interests of Holders of Old Cityscape Common Stock. The Holders of Allowed Class 12 Interests shall not receive or retain any interest or property under the Plan and, therefore, Class 12 is Impaired and is deemed to have rejected the

Plan. Accordingly, votes of Holders of Allowed Class 12 Interests are not being solicited. The Debtors intend to seek to confirm the Plan as to Class 12 pursuant to the "cramdown" provisions of Section 1129(b) of the Bankruptcy Code.

13. CLASS 13 (INTERESTS OF HOLDERS OF OLD STOCK RIGHTS IN CITYSCAPE AND ALL CLAIMS ARISING OUT OF SUCH OLD STOCK RIGHTS).

       Class 13 consists of all Allowed Interests in Cityscape of Holders of Old Stock Rights and all Allowed Claims arising out of any such Old Stock Rights, including, without limitation, all Claims arising out of the rejection of Old Stock Rights. The Holders of Allowed Class 13 Interests and Claims shall not receive or retain any interest or property under the Plan and, therefore, Class 13 is Impaired and is deemed to have rejected the Plan. Accordingly, votes of Holders of Allowed Class 13 Interests and Claims are not being solicited. The Debtors intend to seek to confirm the Plan as to Class 13 pursuant to the "cramdown" provisions of Section 1129(b) of the Bankruptcy Code.

14.    CLASS 14 (OLD CITYSCAPE COMMON STOCK AND OLD WARRANT SECURITIES CLAIMS).

       Class 14 consists of all Allowed Securities Claims on account of Old Cityscape Common Stock or Old Warrants against the Debtors. The Holders of Allowed Class 14 Claims, if any, shall not receive or retain any interest or property under the Plan and, therefore, Class 14 is Impaired and is deemed to have rejected the Plan. Accordingly, votes of Holders of Allowed Class 14 Claims are not being solicited. If there are any Allowed Class 14 Claims, the Debtors intend to seek to confirm the Plan pursuant to the "cramdown" provisions of
Section 1129(b) of the Bankruptcy Code.

MODIFICATION OF TREATMENT OF CLAIMS.

       The Debtors reserve for themselves and the Reorganized Company the right to modify the treatment of any Allowed Claim or Interest in any manner adverse only to the Holder of such Claim or Interest at any time after the Effective Date upon the consent of the creditor or interest holder whose Allowed Claim or Interest, as applicable, is being adversely affected.

                                       VI.

                          DISTRIBUTIONS UNDER THE PLAN

DISBURSING AGENT.

       Reorganized Cityscape, Reorganized CSC, or such Person(s) as the Debtors may employ in their sole discretion, will act as Disbursing Agent under the Plan. The Disbursing Agent shall make all distributions of Cash and New Common Stock required to be distributed under the applicable provisions of the Plan. Any Disbursing Agent may employ or contract with other entities to assist in or make the distributions required by the Plan. Each Disbursing Agent will serve without bond, and each Disbursing Agent, other than Reorganized Cityscape or Reorganized CSC, will receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Reorganized Company on terms acceptable to the Reorganized Company.

TIMING OF DISTRIBUTIONS.

       Except as otherwise provided in this Plan with respect to any particular Class or Claim, property to be distributed hereunder on account of Allowed Claims and Allowed Interests in an Impaired Class (a) shall be distributed on the Effective Date or as soon as practicable thereafter to each Holder of an Allowed Claim or an Allowed Interest in that Class that is an Allowed Claim or an Allowed Interest as of the Effective Date, and (b) shall be distributed to each Holder of an Allowed Claim or an Allowed Interest of that Class that becomes an Allowed Claim or Allowed Interest after the Effective Date, as soon as practicable after the Order of the Bankruptcy Court allowing such Claim or Interest becomes a Final Order. Except as otherwise provided in this Plan with respect to any particular Class or Claim, property to be distributed under the Plan on account of Claims in a Class that are not Impaired or on account of an Administrative Claim shall be distributed on the later of (i) the Effective Date or as soon as practicable thereafter, or if any Claim is not an Allowed Claim as of the Effective Date, on the date the Order allowing such Claim becomes a Final Order or as soon as practicable thereafter, and (ii) the date on which the distribution to the Holder of the Claim would have been due and payable in the ordinary course of business or under the terms of the Claim.

METHODS OF DISTRIBUTIONS.

1.     CASH PAYMENTS.

       Cash payments made pursuant to the Plan will be in U.S. dollars. Cash payments to foreign creditors may be made, at the option of the Debtors or the Reorganized Company, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction. Cash payments made pursuant to the Plan in the form of checks issued by Reorganized Cityscape or Reorganized CSC shall be null and void if not cashed within 90 days of the date of the issuance thereof. Requests for reissuance of any check shall be made directly to the Disbursing Agent as set forth in Section VI.G below. All payments in respect of Bank Claims shall be by wire transfer.

2.     ISSUANCE AND TRANSFERS OF NEW COMMON STOCK.

       Notwithstanding any other provision of the Plan, only whole numbers of shares of New Common Stock will be issued or transferred, as the case may be, pursuant to the Plan. When any distribution on account of an Allowed Claim pursuant to the Plan would otherwise result in the issuance or transfer of a number of shares of New Common Stock that is not a whole number, the actual distribution of such New Common Stock will be rounded to the next higher or lower whole number as follows: (a) fractions of 1/2 or greater will be rounded to the next higher whole number and (b) fractions of less than 1/2 will be rounded to the next lower whole number. The total number of shares of New Common Stock to be distributed to a Class of Claims will be adjusted as necessary to account for the rounding provided for in this Section. No consideration will be provided in lieu of fractional shares that are rounded down (including in connection with calculating the amount of Cash that a Holder of an Allowed Class 4a, 5a or 6a Claim is entitled to receive).

3.     COMPLIANCE WITH TAX REQUIREMENTS.

       In connection with the distributions set forth herein, to the extent applicable, the Disbursing Agent shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to this Plan shall be subject to such withholding and reporting requirements. The Disbursing Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

       Notwithstanding any other provision contained herein: (i) each Holder of an Allowed Claim that is to receive a distribution of Cash or New Common Stock pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution; and (ii) no distribution shall be made to or on behalf of such Holder pursuant to the Plan unless and until such Holder has made arrangements reasonably satisfactory to the Disbursing Agent for the payment and satisfaction of such tax obligations. Any Cash or New Common Stock to be distributed pursuant to the Plan will, pending the implementation of such arrangements, be treated as an undeliverable distribution pursuant to Section V.G of the Plan.

PRO RATA DISTRIBUTION.

       Where the Plan provides for Pro Rata distribution, the property to be distributed under this Plan shall be divided Pro Rata among the Holders of Allowed Claims of the relevant Class.

DISTRIBUTION RECORD DATE.

       As of the close of business on the Distribution Record Date, the transfer registers for the Voting Securities maintained by the Debtors, or their respective agents, will be closed. The Disbursing Agent and its respective agents and the Indenture Trustees will have no obligation to recognize the transfer of any Voting Securities occurring after the Distribution Record Date, and will be entitled for all purposes relating to this Plan to recognize and deal only with those Holders of record as of the close of business on the Distribution Record Date.

SURRENDER OF CANCELLED VOTING SECURITIES AND EXCHANGE FOR NEW SECURITIES.

1.     TENDER OF VOTING SECURITIES.

       The mechanism by which Holders of Allowed Claims in Class 4 or 6 surrender their Voting Securities and exchange such Voting Securities for New Common Stock shall be determined based upon the manner in which the Voting Securities were issued and the mode in which they are held, as set forth below.

a.     VOTING SECURITIES HELD IN BOOK-ENTRY FORM

       Voting Securities held in book-entry form through bank and broker nominee accounts shall be mandatorily exchanged for the New Common Stock through the facilities of such nominees and the systems of the applicable securities depository or Clearing System (as defined below in Section VI.F.2) holding such Voting Securities on behalf of the brokers or banks.

b.     VOTING SECURITIES IN PHYSICAL, REGISTERED, CERTIFICATED FORM

       Each Holder of Voting Securities in physical, registered, certificated form will be required, promptly after the Confirmation Date, to deliver its physical certificates (the "TENDERED CERTIFICATES") to the Disbursing Agent, accompanied by a properly executed letter of transmittal, to be distributed by the Disbursing Agent or Information Agent promptly after the Confirmation Date and containing such representations and warranties as are described in the Disclosure Statement (a "LETTER OF TRANSMITTAL").

       Any New Common Stock to be distributed pursuant to this Plan on account of any Allowed Claim in Class 4 or 6 represented by a Voting Security held in physical, registered, certificated form shall, pending such surrender, be treated as an undeliverable distribution pursuant to Section VI.G below.

       Signatures on a Letter of Transmittal must be guaranteed by an Eligible Institution (as defined below), unless the Voting Securities tendered pursuant thereto are tendered for the account of an Eligible Institution. If signatures on a Letter of Transmittal are required to be guaranteed, such guarantees must be by a member firm of a registered national securities exchange in the United States, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or a correspondent in the United States (each of which is an "ELIGIBLE INSTITUTION"). If Voting Securities are registered in the name of a Person other than the Person signing the Letter of Transmittal, the Voting Securities, in order to be tendered validly, must be endorsed or accompanied by a properly completed power of authority, with signature guaranteed by an Eligible Institution.

       All questions as to the validity, form, eligibility (including time of receipt), and acceptance of Letters of Transmittal and Tendered Certificates will be resolved by the applicable Disbursing Agent, whose determination shall be final and binding, subject only to review by the Bankruptcy Court upon application with due notice to any affected parties in interest. Cityscape reserves the right, on behalf of itself and the Disbursing Agent, to reject any and all Letters of Transmittal and Tendered Certificates not in proper form, or Letters of Transmittal and Tendered Certificates, the Disbursing Agent's acceptance of which would, in the opinion of the Disbursing Agent or its counsel, be unlawful.

c. VOTING SECURITIES IN BEARER FORM HELD THROUGH A BROKER OR BANK PARTICIPANT IN A CLEARING SYSTEM

       Voting Securities held in bearer form through a broker or bank participant in a Clearing System (as defined below in Section VI.F.2) shall be mandatorily exchanged for the New Common Stock through the facilities of such nominees and the securities depository holding such Voting Securities on behalf of the broker or bank.

2.          DELIVERY OF NEW COMMON STOCK IN EXCHANGE FOR VOTING SECURITIES.

       On the Effective Date, Reorganized Cityscape or the Disbursing Agent shall issue and authenticate the New Common Stock, and shall apply to DTC to make the New Common Stock eligible for deposit at DTC. With respect to Holders of Voting Securities who hold such Voting Securities through nominee accounts at bank and broker participants in DTC, Euroclear and Cedel (collectively, the "CLEARING SYSTEMS"), the Disbursing Agent shall deliver the New Common Stock to DTC or to the registered address specified by the Clearing Systems. The Clearing System (or its depositary) shall return the applicable Voting Securities to the Disbursing Agent for cancellation.

       The Disbursing Agent will request that DTC effect a mandatory exchange of the applicable Voting Securities for the New Common Stock by crediting the accounts of its participants with the New Common Stock in exchange for the Voting Securities. On the effective date of such exchange, each DTC participant will effect a similar exchange for accounts of the beneficial owners holding Voting Securities through such firms. Neither the Reorganized Company nor the Disbursing Agent shall have any responsibility or liability in connection with the Clearing Systems' or such participants' effecting, or failure to effect, such exchanges.

       Holders of Voting Securities holding such Voting Securities outside a Clearing System will be required to surrender their Voting Securities by delivering them to the Disbursing Agent, along with properly executed Letters of Transmittal (as described above in Section VI.F.1.b). The Disbursing Agent shall forward New Common Stock on account of such Voting Securities to such Holders.

3.     SPECIAL PROCEDURES FOR LOST, STOLEN, MUTILATED OR DESTROYED INSTRUMENTS.

       Any Holder of a Claim or an Interest evidenced by an Instrument that has been lost, stolen, mutilated or destroyed will, in lieu of surrendering such Instrument, deliver to the Disbursing Agent: (a) an affidavit of loss or other evidence reasonably satisfactory to the Disbursing Agent of the loss, theft, mutilation or destruction; and (b) such security or indemnity as may reasonably be required by the Disbursing Agent to hold the Disbursing Agent harmless from any damages, liabilities or costs incurred in treating such individual as a Holder of an Instrument. Upon compliance with this Section, the Holder of a Claim or Interest evidenced by any such lost, stolen, mutilated or destroyed Instrument shall, for all purposes under the Plan and notwithstanding anything to the contrary contained herein, be deemed to have surrendered such Instrument.

4.     FAILURE TO SURRENDER CANCELLED INSTRUMENT.

       Any Holder of Voting Securities holding such Voting Securities in physical, registered or certificated form who has not properly completed and returned to the Disbursing Agent a Letter of Transmittal, together with the applicable Tendered Certificates, within two years after the Effective Date shall have its claim for a distribution pursuant to the Plan on account of such Instrument discharged and shall be forever barred from asserting any such claim against Reorganized Cityscape, Reorganized CSC or their properties. In such cases, any New Common Stock held for distribution on account of such claim shall be disposed of pursuant to the provisions of Section VI.G hereof.

DELIVERY OF DISTRIBUTIONS; UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS.

       Any Person that is entitled to receive a Cash distribution under this Plan but that fails to cash a check within 90 days of its issuance shall be entitled to receive a reissued check from Reorganized Cityscape or Reorganized CSC, as the case may be, for the amount of the original check, without any interest, if such Person requests the Disbursing Agent to reissue such check and provides the Disbursing Agent with such documentation as the Disbursing Agent reasonably requests to verify that such Person is entitled to such check, prior to the second anniversary of the Effective Date. If a Person fails to cash a check within 90 days of its issuance and fails to request reissuance of such check prior to the second anniversary of the Effective Date, such Person shall not be entitled to receive any distribution under this Plan.

       Subject to Bankruptcy Rule 9010, all distributions to any Holder of an Allowed Claim or an Allowed Interest shall be made to the address of such Holder on the books and records of the Debtors or their agents, unless either Debtor, Reorganized Cityscape or Reorganized CSC, as applicable, has been notified in writing of a change of address. If the distribution to any Holder of an Allowed Claim or Allowed Interest is returned to a Disbursing Agent as undeliverable, such Disbursing Agent shall use reasonable efforts to determine the current address of such Holder, but no distribution shall be made to such Holder unless and until the applicable Disbursing Agent has determined or is notified in writing of such Holder's then-current address, at which time such distribution shall be made to such Holder without interest. Undeliverable distributions shall remain in the possession of the applicable Disbursing Agent pursuant to Section VI.A of the Plan until such time as a distribution becomes deliverable. Undeliverable Cash shall be held in trust in segregated bank accounts in the name of the applicable Disbursing Agent for the benefit of the potential claimants of such funds, and will be accounted for separately. Any Disbursing Agent holding undeliverable Cash shall invest such Cash in a manner consistent with the Debtors' investment and deposit guidelines. Any interest paid, and any other amounts earned, with respect to such undeliverable Cash pending its distribution in accordance with this Plan shall be property of Reorganized Cityscape or Reorganized CSC, as the case may be. Undeliverable New Common Stock will be held in trust for the benefit of the potential claimants of such securities by the applicable Disbursing Agent in principal amounts or numbers of shares or warrants sufficient to fund the unclaimed amounts of such securities and shall be accounted for separately. Any unclaimed or undeliverable distributions (including Cash and New Common Stock) shall be deemed unclaimed property under Section 347(b) of the Bankruptcy Code at the expiration of two years after the Effective Date and, after such date, all such unclaimed property shall revert to Reorganized Cityscape or Reorganized CSC, as the case may be, and the Claim or Interest of any Holder with respect to such property shall be discharged and forever barred.

       Pending the distribution of any New Common Stock pursuant to the Plan, the Disbursing Agent shall cause the New Common Stock held by it in its capacity as Disbursing Agent to be: (A) represented in person or by proxy at each meeting of the stockholders of Reorganized Cityscape; and (B) voted with respect to any matter of Reorganized Cityscape proportionally with the votes cast by other stockholders of Reorganized Cityscape.

PROCEDURES FOR TREATING DISPUTED CLAIMS UNDER PLAN OF REORGANIZATION.

1.     DISPUTED CLAIMS AND OBJECTIONS TO CLAIMS AND INTERESTS.

a.     PROCESS.

       Except insofar as a Claim or Interest is allowed hereunder, Reorganized Cityscape and Reorganized CSC shall be entitled and reserve the right to object to Claims and Interests. Except as otherwise provided in Section VI.H.3 below and except as otherwise ordered by the

Bankruptcy Court, objections to any Claim or Interest, including, without limitation, Administrative Claims, shall be Filed and served upon the Holder of such Claim or Interest no later than the later of (a) 60 days after the Effective Date, and (b) 60 days after a proof of claim, request for payment of such Claim or proof of interest is Filed, unless such period is extended by the Bankruptcy Court, which extension may be granted on an ex parte basis without notice or hearing. After the Confirmation Date, only the Debtors, Reorganized Cityscape and Reorganized CSC shall have the authority to File, settle, compromise, withdraw or litigate to judgment objections to Claims and Interests. From and after the Confirmation Date, the Debtors, Reorganized Cityscape and Reorganized CSC may settle or compromise any Disputed Claim or Disputed Interest without approval of the Bankruptcy Court. Except as (i) specified otherwise herein, or (ii) ordered by the Bankruptcy Court, all Disputed Claims or Disputed Interests shall be resolved by the Bankruptcy Court.

       Among other things, either Debtor may elect, at its sole option, to object or seek estimation under Section 502 of the Bankruptcy Code with respect to any proof of claim filed by or on behalf of a Holder of a Claim or any proof of interest filed by or on behalf of a Holder of an Interest.

b.     TORT CLAIMS.

       All Tort Claims are Disputed Claims. Any unliquidated Tort Claim that is not otherwise settled or resolved pursuant to Section VI.H.1.a above shall be determined and liquidated in the Bankruptcy Court. Any Tort Claim determined and liquidated pursuant to a judgment obtained in accordance with this Section VI.H.1.b that is no longer subject to appeal or other review shall be deemed to be an Allowed Claim in Class 5 or Class 5a in such liquidated amount and satisfied in accordance with this Plan. Nothing contained in this Section VI.H.1.b shall constitute or be deemed a waiver of any claim, right or cause of action that the Debtors or the Reorganized Company may have against any Person in connection with or arising out of any Tort Claim, including, without limitation, any rights under Section 157(b) of title 28, United States Code.

2.     PROFESSIONALS, ADMINISTRATIVE CLAIMS, TRADE CLAIMS AND EMPLOYEE CLAIMS.

       Except as otherwise ordered by the Bankruptcy Court, objections to Claims of professionals shall be governed by the provisions of Section V.A.3.b hereof. Objections to Administrative Claims based upon ordinary course liabilities, Trade Claims and Employee Claims shall be governed by applicable law.

3.          NO DISTRIBUTIONS PENDING ALLOWANCE.

       Notwithstanding any other provisions of this Plan, no payments or distributions will be made on account of a Disputed Claim or a Disputed Interest until such Claim or Interest becomes an Allowed Claim or Allowed Interest.

4. DISTRIBUTIONS ON ACCOUNT OF DISPUTED CLAIMS AND INTERESTS ONCE THEY ARE ALLOWED.

       Within 30 days after the end of each calendar quarter following the Effective Date, the applicable Disbursing Agent will make all distributions on account of any Disputed Claim or Disputed Interest that has become an Allowed Claim or Allowed Interest during the preceding calendar quarter. Such distributions will be made pursuant to the provisions of the Plan governing the applicable Class. Holders of Disputed Claims or Disputed Interests that are ultimately allowed will also be entitled to receive, on the basis of the amount ultimately allowed: (i) matured and payable interest, if any, at the rate provided for the Class to which such Claim belongs; and (ii) any dividends or other payments made on account of New Common Stock, if any, provided to the Class to which such Claim or Interest belongs, but held pending distribution.

SETOFFS.

       Except with respect to Claims allowed pursuant to the Plan or claims of the Debtors, Reorganized Cityscape or Reorganized CSC released pursuant to the Plan or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Debtors, Reorganized Cityscape or Reorganized CSC, as the case may be, may, pursuant to Section 553 of the Bankruptcy Code or applicable nonbankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim), the claims, rights and causes of action of any nature that the Debtors, Reorganized Cityscape or Reorganized CSC may hold against the Holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors, Reorganized Cityscape or Reorganized CSC of any such claims, rights and causes of action that the Debtors, Reorganized Cityscape or Reorganized CSC may possess against such Holder.

TERMINATION OF SUBORDINATION.

       The classification and manner of satisfying all Claims and Interests under the Plan and the distributions hereunder take into consideration all contractual, legal and equitable subordination rights, whether arising under any agreement, general principles of equitable subordination, Section 510 of the Bankruptcy Code or otherwise, that a Holder of a Claim or Interest may have against other Claim or Interest Holders with respect to any distribution made pursuant to this Plan. On the Effective Date, all contractual, legal or equitable subordination rights that such Holder may have with respect to any distribution to be made pursuant to this Plan shall be deemed to be waived, discharged and terminated, and all actions related to the enforcement of such subordination rights will be permanently enjoined. Accordingly, distributions pursuant to the Plan to Holders of Allowed Claims and Allowed Interests shall not be subject to payment to a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment or other legal process by any beneficiary of such terminated subordination rights.

                                      VII.

              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

ASSUMPTIONS.

       To the extent that any of the contracts listed on a schedule to be Filed and served on the parties thereto prior to the Confirmation Hearing is an executory contract, the Debtors will assume each such contract pursuant to
Section 365 of the Bankruptcy Code on the Effective Date. Listing a contract or lease on such schedule does not constitute an admission by the Debtors, Reorganized Cityscape or Reorganized CSC that such contract or lease is an executory contract or unexpired lease or that the Debtors, Reorganized Cityscape or Reorganized CSC has any liability thereunder. The Confirmation Order will constitute an Order of the Bankruptcy Court approving the assumptions described in this Section VII.A, pursuant to Section 365 of the Bankruptcy Code, as of the Effective Date.

CURE OF DEFAULTS IN CONNECTION WITH ASSUMPTION.

       Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default will be satisfied, pursuant to
Section 365(b)(l) of the Bankruptcy Code, at the option of the Debtors, Reorganized Cityscape or Reorganized CSC, as the case may be: (a) by payment of the default amount in Cash on the Effective Date or as soon as practicable thereafter; or (b) on such other terms as are agreed to by the parties to such executory contract or unexpired lease.

       If there is a dispute regarding: (i) the amount of any cure payments;
(ii) the ability of Reorganized Cityscape or Reorganized CSC to provide "adequate assurance of future performance" (within the meaning of Section 365 of the Bankruptcy Code) under the contract or lease to be assumed; or (iii) any other matter pertaining to assumption, the cure payments required by Section 365(b)(l) of the Bankruptcy Code will be made following the entry of a Final Order resolving the dispute and approving the assumption.

REJECTIONS.

       Except as otherwise provided in (i) Section VII.A. above, (ii) any previous Orders authorizing the assumption or rejection of any of the Debtors' executory contracts or unexpired leases, or (iii) any contract, instrument, release or other agreement or document entered into in connection with the Plan, on the Effective Date, pursuant to Section 365 of the Bankruptcy Code, the Debtors will reject each of the executory contracts and unexpired leases to which either of them is a party. The Debtors will File a list of executory contracts and unexpired leases to be rejected pursuant to the Plan, and will serve such list on the parties to such contracts and unexpired leases and the Office of the United States Trustee prior to the Confirmation Hearing.

The Confirmation Order shall constitute an Order of the Bankruptcy Court approving such rejections, pursuant to Section 365 of the Bankruptcy Code, as of the Effective Date.

BAR DATE FOR REJECTION DAMAGES.

       If the rejection of an executory contract or unexpired lease pursuant to the preceding Section VII.C gives rise to a Claim by the other party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the Debtors, Reorganized Cityscape, Reorganized CSC, their successors or properties unless (a) a stipulation with respect to the amount and nature of such Claim has been entered into by either of the Debtors, Reorganized Cityscape or Reorganized CSC, as applicable, and the Holder of such Claim in connection with the rejection of such executory contract or unexpired lease, or
(b) a proof of Claim is Filed and served on Reorganized Cityscape or Reorganized CSC, as the case may be, and counsel for Reorganized Cityscape or Reorganized CSC, as the case may be, within 30 days after the Effective Date or such earlier date as established by the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, all Allowed Claims arising from the rejection of executory contracts and unexpired leases shall be treated as Claims in Class 5, 5a or 13, as applicable.

                                      VIII.

                      ACCEPTANCE OR REJECTION OF THIS PLAN

VOTING CLASSES.

       The Holders of Allowed Claims and Interests in Classes 4, 4a, 5, 5a, 6 and 6a are Impaired and shall receive distributions under the Plan, and shall be entitled to vote to accept or reject the Plan.

PRESUMED ACCEPTANCES OF PLAN.

       The Holders of Allowed Claims in Classes 1, 2a et seq. and 3 are not Impaired under the Plan and, therefore, are conclusively presumed to accept the Plan.

PRESUMED REJECTIONS OF PLAN.

       Classes 7, 8, 9, 10, 11, 12, 13 and 14 will not be entitled to receive or retain any property under this Plan, and pursuant to Section 1126(g) of the Bankruptcy Code, are deemed not to have accepted this Plan.

VOTING INSTRUCTIONS.

       Each Holder of an Allowed Claim entitled to vote on the Plan will receive a Ballot. The Voting Record Date for purposes of Classes 4, 4a, 6 and 6a is April 27, 1999. The Ballot will contain two boxes for each Class entitled to vote on the Plan, one box indicating acceptance of the Plan and the other box indicating rejection of the Plan. Holders of Allowed Claims who elect to vote on the Plan must mark one or the other box pursuant to the instructions contained on the Ballot. Any executed Ballot that does not indicate acceptance or rejection of the Plan will be counted as an acceptance of the Plan.

VOTING DEADLINE AND EXTENSIONS.

       THE VOTING DEADLINE IS 5:00 P.M. NEW YORK CITY TIME ON JUNE 1, 1999. Ballots must be received by the "VOTING AGENT" designated in the Ballots at the address set forth on the applicable Ballot. To be counted for purposes of voting on the Plan, all of the information requested on the applicable Ballot must be provided.

CONFIRMABILITY OF PLAN AND CRAMDOWN.

       In the event at least one Impaired Class of Claims votes to accept the Plan (and at least one Impaired Class either votes to reject the Plan or is deemed to have rejected the Plan), the Debtors reserve the right to request that the Bankruptcy Court confirm the Plan under the "cramdown" provisions of Section 1129(b) of the Bankruptcy Code. At a minimum, the Debtors will request confirmation of the Plan over the deemed rejection of Classes 7, 8, 9, 10, 11, 12, 13 and 14 under the Plan.

                                       IX.

               MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN

CORPORATE STRUCTURE.

       On the Effective Date, Cityscape will become Reorganized Cityscape, CSC will become Reorganized CSC, and Reorganized CSC will be a wholly-owned subsidiary of Reorganized Cityscape.

CORPORATE ACTION.

1.     CANCELLATION OF OLD SECURITIES AND RELATED AGREEMENTS.

       On the Effective Date, all securities, instruments and agreements governing any Claims or Interests Impaired hereby, including, without limitation, (i) the Old Securities, (ii) the indentures governing the Old Debt,
(iii) the agreements governing the Old Warrants and (iv) any security, instrument or agreement entered into in connection with any of the foregoing, in each case shall be deemed terminated, cancelled and extinguished, and except as otherwise provided herein, the Debtors, on the one hand, and the Indenture Trustees, on the other hand, shall be released from any and all obligations under the applicable indenture except with respect to the payments required to be made to each such Indenture Trustee as provided herein or with respect to such other rights of such Indenture Trustee that, pursuant to the terms of such indenture, survive the termination of such indenture. Termination of the indentures shall not impair the rights of the Holders of Old Debt to receive distributions on account of Old Debt pursuant to this Plan.

2.     CERTIFICATE OF INCORPORATION AND BYLAWS FOR REORGANIZED CITYSCAPE.

       On the Effective Date, Reorganized Cityscape shall be deemed to have adopted the Reorganized Cityscape Certificate of Incorporation and the Reorganized Cityscape Bylaws pursuant to applicable non-bankruptcy law and
Section 1123(a)(5)(I) of the Bankruptcy Code. The Reorganized Cityscape Certificate of Incorporation will, among other provisions: (i) authorize the issuance of the New Common Stock; and (ii) prohibit the issuance of nonvoting equity securities to the extent required by Section 1123(a)(6) of the Bankruptcy Code. The Reorganized Cityscape Certificate of Incorporation and the Reorganized Cityscape Bylaws (forms of which are attached hereto as Exhibits "A" and "B," respectively) will become effective upon the last to occur of the following: (1) Confirmation of the Plan; (2) the occurrence of the Effective Date; and (3) the filing with the Delaware Secretary of State of the Reorganized Cityscape Certificate of Incorporation.

3.     CERTIFICATE OF INCORPORATION AND BYLAWS FOR REORGANIZED CSC.

       On the Effective Date, Reorganized CSC shall be deemed to have adopted the Reorganized CSC Certificate of Incorporation and the Reorganized CSC Bylaws pursuant to applicable non-bankruptcy law and Section 1123(a)(5)(I) of the Bankruptcy Code. The Reorganized CSC Certificate of Incorporation will, among other provisions, prohibit the issuance of nonvoting equity securities to the extent required by Section 1123(a)(6) of the Bankruptcy Code. The Reorganized CSC Certificate of Incorporation and the Reorganized CSC Bylaws (forms of which are attached hereto as Exhibits "C" and "D," respectively) will become effective upon the last to occur of the following: (1) Confirmation of the Plan; (2) the occurrence of the Effective Date; and (3) the filing with the New York Secretary of State of the Reorganized CSC Certificate of Incorporation.

4.     DIRECTORS AND MANAGEMENT OF REORGANIZED CITYSCAPE.

       As of the Effective Date, the Persons identified in the Disclosure Statement will serve as the initial members of the Board of Directors of Reorganized Cityscape. Such Persons shall be deemed elected to the Board of Directors, and such elections shall be deemed effective as of the Effective Date, without any requirement of further action by stockholders of the Debtors or Reorganized Cityscape. The initial officers of Reorganized Cityscape shall be selected by the Board of Directors of Reorganized Cityscape and, to the extent such officers have been selected, their names have been disclosed in the Disclosure Statement or shall be disclosed in a schedule to be Filed with the Bankruptcy Court on or prior to the Confirmation Date. Subject to any requirement of Bankruptcy Court approval under Section 1129(a)(5) of the Bankruptcy Code, those persons identified or designated as directors and officers of Reorganized Cityscape in the Disclosure Statement or on any schedule to be Filed with the Bankruptcy Court on or prior to the Confirmation Date shall assume their offices as of the Effective Date and shall continue to serve in such capacities thereafter, pending further action of the Board of Directors or stockholders of Reorganized Cityscape in accordance with the Reorganized Cityscape Bylaws, Reorganized Cityscape Certificate of Incorporation and applicable state law.

5.     DIRECTORS AND MANAGEMENT OF REORGANIZED CSC.

       As of the Effective Date, the Persons identified have been disclosed in the Disclosure Statement will serve as the initial members of the Board of Directors of Reorganized CSC. Such Persons shall be deemed elected to the Board of Directors, and such elections shall be deemed effective as of the Effective Date, without any requirement of further action by stockholders of the Debtors or Reorganized CSC. The initial officers of Reorganized CSC shall be selected by the Board of Directors of Reorganized CSC and, to the extent such officers have been selected, their names have been disclosed in the Disclosure Statement or shall be disclosed in a schedule to be Filed with the Bankruptcy Court on or prior to the Confirmation Date. Subject to any requirement of Bankruptcy Court approval under Section 1129(a)(5) of the Bankruptcy Code, those persons identified or designated as directors and officers of Reorganized CSC in the Disclosure Statement or on any schedule to be Filed with the Bankruptcy Court on or prior to the Confirmation Date shall assume their offices as of the Effective Date and shall continue to serve in such capacities thereafter, pending further action of the Board of Directors or the stockholder of Reorganized CSC in accordance with the Reorganized CSC Bylaws, Reorganized CSC Certificate of Incorporation and applicable state law.

IMPLEMENTATION.

       The Debtors, Reorganized Cityscape and Reorganized CSC are hereby authorized and directed to take all necessary steps, and perform all necessary acts, to consummate the terms and conditions of the Plan on the Effective Date. On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate or further evidence the terms and conditions of this Plan and the other agreements referred to herein.

OTHER DOCUMENTS AND ACTIONS.

       The Debtors, Reorganized Cityscape and Reorganized CSC may, and shall, execute such documents and take such other actions as are necessary to effectuate the transactions provided for in the Plan.

PAYMENT OF STATUTORY FEES.

       All fees payable pursuant to 28 U.S.C. Section 1930(a)(6) (U.S. Trustee
Fees) as determined by the Bankruptcy Court at the Confirmation Hearing shall be paid by the Debtors on or before the Effective Date.

PAYMENT OF FEES AND EXPENSES OF UNOFFICIAL COMMITTEES' COUNSEL.

       Subject to the approval of the Bankruptcy Court, unpaid fees and expenses of counsel to each of the Unofficial Committees incurred through and including the Effective Date will be paid on or as soon as practicable after the Effective Date.

TERM OF INJUNCTIONS OR STAYS.

       Unless provided in the Confirmation Order or otherwise, all injunctions or stays imposed in the Reorganization Cases pursuant to Sections 105 and 362 of the Bankruptcy Code or otherwise in effect on the Confirmation Date shall remain in full force and effect until the Effective Date.

NO INTEREST.

       Except as expressly provided herein, no Holder of an Allowed Claim or Allowed Interest shall receive interest on the distribution to which such Holder is entitled hereunder, regardless of whether such distribution is made on the Effective Date or thereafter.

RETIREE BENEFITS.

       On and after the Effective Date, to the extent required by Section 1129(a)(13) of the Bankruptcy Code, Reorganized Cityscape or Reorganized CSC, as the case may be, shall continue to pay all retiree benefits (if any), as the term "retiree benefits" is defined in Section 1114(a) of the Bankruptcy Code, maintained or established by the Debtors prior to the Confirmation Date.

ISSUANCE OF NEW COMMON STOCK

              On the Effective Date or as soon as practicable thereafter, Reorganized Cityscape shall, in accordance with the Plan, issue the New Common Stock to the Holders of the Allowed Class 4, 5 and 6 Claims. On the Effective Date, all securities, instruments and agreements entered into pursuant to the Plan, including, without limitation, the New Common Stock and any security, instrument or agreement entered into in connection therewith, shall become effective and binding in accordance with their respective terms and conditions upon the parties thereto without further act or action under applicable law, regulation, order or rule, and shall be deemed to become effective simultaneously.

                                       X.

                   CONFIRMATION AND EFFECTIVE DATE CONDITIONS

CONDITIONS TO CONFIRMATION.

              Confirmation of this Plan cannot occur until all of the substantive confirmation requirements under the Bankruptcy Code have been satisfied pursuant to Section 1129 of the Bankruptcy Code. In addition, the Bankruptcy Court will not enter the Confirmation Order unless the Confirmation Order is acceptable in form and substance to the Debtors, and the Confirmation Order expressly authorizes and directs the Debtors, Reorganized Cityscape and Reorganized CSC to perform those actions specified herein. Finally, it shall be a condition to Confirmation that each of the events and actions required by the Plan to occur or to be taken prior to Confirmation shall have occurred or been taken, or the Debtors, or the party whose obligations are conditioned upon such occurrences or actions, as applicable, shall have waived such occurrences or actions and the Bankruptcy Court shall confirm the Plan without such occurrence or action.

CONDITIONS TO EFFECTIVE DATE.

              The Effective Date will not occur and the Plan will not be consummated unless and until each of the following conditions has been satisfied or waived by the Debtors:

       1. The Confirmation Order shall authorize and direct that the Debtors, Reorganized Cityscape and Reorganized CSC take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases and other agreements or documents created in connection with the Plan, including those actions contemplated by the provisions of this Plan set forth in Section XI hereof.

       2. The statutory fees owing the U.S. Trustee shall have been paid in full.

       3. All other actions and documents necessary to implement the provisions of the Plan shall have been effected or executed or, if waivable, waived by the Person or Persons entitled to the benefit thereof.

WAIVER OF CONDITIONS TO CONFIRMATION AND EFFECTIVE DATE.

       Each of the conditions to Confirmation and the Effective Date, other than the condition set forth in Section X.B.2 of the Plan, may be waived in whole or in part by the Debtors at any time, without notice or an Order of the Bankruptcy Court. The failure to satisfy or to waive any condition may be asserted by the Debtors regardless of the circumstances giving rise to failure of such condition to be satisfied (including any action or inaction by the Debtors). The failure of the Debtors to exercise any of the foregoing rights will not be deemed a waiver of any other rights and each such right will be deemed an ongoing right that may be asserted at any time.

                                       XI.

                          EFFECTS OF PLAN CONFIRMATION

DISCHARGE OF DEBTORS AND INJUNCTION.

       Except as otherwise provided in the Plan or the Confirmation Order: (i) on the Effective Date, the Debtors shall be deemed discharged and released to the fullest extent permitted by Section 1141 of the Bankruptcy Code from all Claims and Interests, including, but not limited to, demands, liabilities, Claims and Interests that arose before the Effective Date and all debts of the kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (A) a proof of Claim or proof of Interest based on such debt or Interest is Filed or deemed Filed pursuant to Section 501 of the Bankruptcy Code, (B) a Claim or Interest based on such debt or Interest is allowed pursuant to Section 502 of the Bankruptcy Code, or (C) the Holder of a Claim or Interest based on such debt or Interest has accepted the Plan; and (ii) all Persons shall be precluded from asserting against Reorganized Cityscape, Reorganized CSC, their respective successors, or their respective assets or properties any other or further Claims or Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date. Except as otherwise provided in the Plan or the Confirmation Order, the Confirmation Order shall act as a discharge of any and all Claims against and all debts and liabilities of the Debtors, as provided in Sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment against the Debtors at any time obtained to the extent that it relates to a Claim discharged.

       Except as otherwise provided in the Plan or the Confirmation Order, on and after the Effective Date, all Persons who have held, currently hold or may hold a debt, Claim or Interest discharged pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions on account of any such discharged debt, Claim or Interest: (i) commencing or continuing in any manner any action or other proceeding against the Debtors, Reorganized Cityscape or Reorganized CSC, or their respective successors or their respective properties; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors, Reorganized Cityscape or Reorganized CSC, or their respective successors or their respective properties; (iii) creating, perfecting or enforcing any lien or encumbrance against the Debtors, Reorganized Cityscape or Reorganized CSC, or their respective successors or their respective properties; and (iv) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan or the Confirmation Order. Any Person injured by any willful violation of such injunction shall recover actual damages, including costs and attorneys' fees, and, in appropriate circumstances, may recover punitive damages, from the willful violator.

LIMITATION OF LIABILITY.

       None of the Debtors, Reorganized Cityscape, Reorganized CSC, the members of the Unofficial Senior Noteholders' Committee, the members of the Unofficial Subordinated Debentureholders' Committee, the members of the Creditors' Committee, the Indenture Trustees, The CIT Group/Equipment Financing, Inc., Greenwich Capital Financial Products, Inc. or any of their respective employees, officers, directors, agents, or representatives, or any professional persons employed by any of them (including, without limitation, their respective Designated Professionals), shall have any responsibility, or have or incur any liability, to any Person whatsoever (i) for any matter expressly approved or directed by the Confirmation Order or (ii) under any theory of liability (except for any claim based upon willful misconduct or gross negligence) for any act taken or omission made in good faith directly related to formulating, implementing, confirming, or consummating the Plan, the Disclosure Statement, or any contract, instrument, release, or other agreement or document created in connection with the Plan; provided, that nothing in this Section XI.B shall limit the liability of any Person for breach of any express obligation it has under the terms of this Plan or under any agreement or other document entered into by such Person either post-Petition Date or in accordance with the terms of this Plan (except to the extent expressly provided in the Confirmation Order) or for any breach of a duty of care owed to any other Person occurring after the Effective Date.

RELEASES.

       On the Effective Date, each of the Debtors shall release unconditionally, and hereby is deemed to release unconditionally (i) each of the Debtors' then-current and former officers, directors, shareholders, employees, consultants, attorneys, accountants, financial advisors and other representatives (solely in their capacities as such) (collectively, the "DEBTOR RELEASEES"), (ii) the Creditors' Committee and, solely in their capacity as members or representatives of the Creditors' Committee, each member, consultant, attorney, accountant or other representative of the Creditors' Committee (including, without limitation, their respective Designated Professionals),
(iii) the Unofficial Senior Noteholders' Committee and, solely in their capacity as members or representatives of the Unofficial Senior Noteholders' Committee, each member, consultant, attorney, accountant or other representative of the Unofficial Senior Noteholders' Committee (including, without limitation, their respective Designated Professionals), (iv) the Unofficial Subordinated Debentureholders' Committee and, solely in their respective capacity as members or representatives of the Unofficial Subordinated Debentureholders' Committee, each member, consultant, attorney, accountant or other representative of the Unofficial Subordinated Debentureholders' Committee (including, without limitation, their respective Designated Professionals), (v) the Indenture Trustees, in their respective capacities as Indenture Trustee, (vi) The CIT Group/Equipment Financing, Inc. and Greenwich Capital Financial Products, Inc., and each of their then-current and former officers, directors, shareholders, employees, consultants, attorneys, accountants, financial advisors and other representatives (solely in their capacities as such) from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to Cityscape, CSC, the Company's trust indentures, the CIT Facility, the Greenwich Facility, the DIP Facilities, the Debtors, the Reorganization Cases, the Plan or the Disclosure Statement.

INDEMNIFICATION.

       The Debtors shall fully indemnify and Reorganized Cityscape or Reorganized CSC, as the case may be, shall assume the Debtors' obligations to indemnify any person by reason of the fact that he or she is or was a director, officer, employee, agent, Designated Professional, member, or other authorized representative (in each case, as applicable) of either of the Debtors, the Creditors' Committee, the Unofficial Senior Noteholders' Committee, the Unofficial Subordinated Debentureholders' Committee, the Indenture Trustees, The CIT Group/Equipment Financing, Inc. or Greenwich Capital Financial Products, Inc. (collectively, the "INDEMNITEES") against any claims, liabilities, actions, suits, damages, fines, judgments or expenses (including reasonable attorney's fees and expenses), arising during the course of, or otherwise in connection with or in any way related to, the negotiation, preparation, formulation, solicitation, dissemination, implementation, confirmation and consummation of the Plan and the transactions contemplated thereby and the Disclosure Statement in support thereof; provided, however, that the foregoing indemnification shall not apply to any liabilities arising from the gross negligence or willful misconduct of any Indemnitee. If any claim, action or proceeding is brought or asserted against an Indemnitee in respect of which indemnity may be sought from Reorganized Cityscape or Reorganized CSC, the Indemnitee shall promptly notify Reorganized Cityscape or Reorganized CSC, as the case may be, in writing and Reorganized Cityscape or Reorganized CSC, as the case may be, shall assume the defense thereof including the employment of counsel reasonably satisfactory to the Indemnitee, and the payment of all expenses of such Indemnitee. The Indemnitee shall have the right to employ separate counsel in any such claim, action or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless (a) Reorganized Cityscape or Reorganized CSC, as the case may be, has agreed to pay the fees and expenses of such counsel, or (b) Reorganized Cityscape or Reorganized CSC, as the case may be, shall have failed to assume promptly the defense of such claim, action or proceeding or to employ counsel reasonably satisfactory to the Indemnitee in any such claim, action or proceeding, or (c) the named parties in any such claim, action or proceeding (including any impleaded parties) include both the Indemnitee and Reorganized Cityscape or Reorganized CSC, as the case may be, and the Indemnitee believes, in the exercise of its business judgment and in the opinion of its legal counsel, reasonably satisfactory to Reorganized Cityscape or Reorganized CSC, as the case may be, that the joint representation of Reorganized Cityscape or Reorganized CSC, as the case may be, and the Indemnitee will likely result in a conflict of interest (in which case, if the Indemnitee notifies Reorganized Cityscape or Reorganized CSC, as the case may be, in writing that it elects to employ separate counsel at the expense of Reorganized Cityscape or Reorganized CSC, Reorganized Cityscape or Reorganized CSC, as the case may be, shall not have the right to assume the defense of such action or proceeding on behalf of the Indemnitee). In addition, neither Reorganized Cityscape nor Reorganized CSC shall effect any settlement or release from liability in connection with any matter for which the Indemnitee would have the right to indemnification from Reorganized Cityscape or Reorganized CSC unless such settlement contains a full and unconditional release of the Indemnitee, or a release of the Indemnitee reasonably satisfactory in form and substance to the Indemnitee.

VESTING OF ASSETS.

       Except as otherwise provided in the Plan or the Confirmation Order, including Article III hereof, on the Effective Date, all property of Cityscape's Estate shall vest in Reorganized Cityscape and all property of CSC's Estate shall vest in Reorganized CSC, all free and clear of all Claims, liens, encumbrances and Interests of Holders of Claims and Holders of Old Securities and Old Stock Rights. From and after the Effective Date, Reorganized Cityscape and Reorganized CSC may operate their business and use, acquire, and dispose of property and settle and compromise claims or interests arising on or after the Effective Date without supervision by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or the Confirmation Order.

PRESERVATION OF CAUSES OF ACTION.

       Except as otherwise provided herein, or in any contract, instrument, release, or other agreement entered into in connection with the Plan, in accordance with Section 1123(b) of the Bankruptcy Code, Reorganized Cityscape and Reorganized CSC shall retain (and may enforce) any claims, rights and causes of action that the Debtors or the Estates may hold against any Person, including, among other things, (i) any claims, rights or causes of action under Sections 544 through 550 of the Bankruptcy Code or any similar provisions of state law, or any other statute or legal theory, and (ii) any claims for recovery against present or former Holders of Trade Claims who received payments from the Debtors during the pendency of the Debtors' chapter 11 cases on account of Trade Claims to the extent that such payments resulted in such Holders' receiving greater distributions on account of their Trade Claims than that to which they are entitled under Section V.B.5 of this Plan; provided, however, that (i) in the event that Class 4 and Class 4a vote to accept the Plan, any such claims, rights or causes of action against Holders of Allowed Claims in such Classes (solely in their capacities as such) shall be released, discharged and extinguished on the Effective Date, whether or not then pending, and (ii) in the event that Class 6 and Class 6a vote to accept the Plan, any such claims, rights or causes of action against Holders of Allowed Claims in such Class (solely in their capacities as such) shall be released, discharged and extinguished on the Effective Date, whether or not then pending.

RETENTION OF BANKRUPTCY COURT JURISDICTION.

              To the maximum extent permitted by the Bankruptcy Code or other applicable law, the Bankruptcy Court shall have jurisdiction of all matters arising out of, and related to, the Reorganization Cases and the Plan pursuant to, and for the purpose of, Sections 105(a) and 1142 of the Bankruptcy Code, including, without limitation, jurisdiction to:

              1. Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim, the resolution of any objections to the allowance or priority of Claims or Interests and the resolution of any dispute as to the treatment necessary to Reinstate a Claim pursuant to the Plan;

              2. Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending before the Effective Date;

              3. Resolve any matters related to the assumption or rejection of any executory contract or unexpired lease to which the either of the Debtors is a party or with respect to which either of the Debtors may be liable, and to hear, determine and, if necessary, liquidate any Claims arising therefrom;

              4. Ensure that distributions to Holders of Allowed Claims or Allowed Interests are accomplished pursuant to the provisions of the Plan;

              5. Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors, Reorganized Cityscape or Reorganized CSC that may be pending on the Effective Date;

              6. Enter such Orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order, except as otherwise provided herein;

              7. Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or the Confirmation Order, including the release and injunction provisions set forth in and contemplated by the Plan and the Confirmation Order, or any entity's rights arising under or obligations incurred in connection with this Plan or the Confirmation Order;

              8. Subject to any restrictions on modifications provided herein or in any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, modify this Plan before or after the Effective Date pursuant to Section 1127 of the Bankruptcy Code or modify the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court Order, this Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate this Plan, to the extent authorized by the Bankruptcy Code;

              9. Issue injunctions, enter and implement other Orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of the Plan or the Confirmation Order;

              10. Enter and implement such Orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

              11. Except as otherwise provided in this Plan, or with respect to specific matters, in the Confirmation Order or any other Order entered in connection with the Reorganization Cases, determine any other matters that may arise in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with this Plan, the Disclosure Statement or the Confirmation Order;

              12. Hear and dispose of any claims assigned to, and asserted by, Reorganized Cityscape or Reorganized CSC pursuant to Section XI.F of this Plan;

              13. Resolve any disputes relating to the Indenture Trustees' requests for payment of their fees and expenses, as provided in Section V.A.3.c of the Plan;

              14. Resolve any disputes over invoices submitted by professionals to the Reorganized Company for compensation for services rendered or reimbursement of expenses incurred after the Effective Date, as provided in Section V.A.3.b of the Plan; and

              15. Enter an Order or Orders closing the Reorganization Cases.

FAILURE OF BANKRUPTCY COURT TO EXERCISE JURISDICTION.

       If the Bankruptcy Court abstains from exercising or declines to exercise jurisdiction, or is otherwise without jurisdiction over any matter arising out of the Reorganization Cases, including the matters set forth in Section XI.G above, Section XI.G shall not prohibit or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

COMMITTEES.

       On the Effective Date, all Committees, if any, shall be dissolved and the members of such Committees and their professionals shall be released and discharged from all further rights and duties arising from or related to the Reorganization Cases. The professionals retained by such Committees and the members thereof shall not be entitled to compensation or reimbursement of expenses incurred for services rendered after the Effective Date other than for services rendered pursuant to the Plan, to enforce the terms of the Plan or in connection with other activities reserved to such Committees or such professionals under the Plan or the Confirmation Order or in connection with any application for allowance of compensation and reimbursement of expenses pending as of, or Filed after, the Effective Date.

                                      XII.

                            MISCELLANEOUS PROVISIONS

FINAL ORDER.

       Any requirement in this Plan that an Order be a Final Order may be waived by the Debtors; provided, that nothing contained herein or elsewhere in this Plan shall prejudice the right of any party in interest to seek a stay pending appeal with respect to such order.

MODIFICATION OF THE PLAN.

       The Debtors reserve the right to modify the Plan at any time prior to the Confirmation Date in the manner provided for by Section 1127 of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to
Section 1125 of the Bankruptcy Code, except as the Bankruptcy Court may otherwise order.

       The Debtors reserve the right after the Confirmation Date and before the Effective Date to modify the terms of the Plan or waive any conditions to the effectiveness thereof if and to the extent the Debtors determine that such modifications or waivers are necessary or desirable to consummate the Plan. The Debtors will give such Holders of Claims and Interests notice of such modifications or waivers as may be required by applicable law and the Bankruptcy Court, and any such modifications shall be subject to the approval of the Bankruptcy Court to the extent required by, and in accordance with, Section 1127 of the Bankruptcy Code.

       The Debtors shall give notice to any Committee, each of the Unofficial Committees and each of the DIP Lenders of any modification of the Plan.

REVOCATION OF THE PLAN.

       The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan, or if Confirmation does not occur, then the Plan shall be null and void, and all of the Debtors' respective obligations with respect to the Claims and Interests shall remain unchanged and nothing contained herein or in the Disclosure Statement shall be deemed an admission or statement against interest or to constitute a waiver or release of any claims by or against either Debtor or any other Person or to prejudice in any manner the rights of either Debtor or any Person in any further proceedings involving either Debtor or any Person.

SEVERABILITY OF PLAN PROVISIONS.

       If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court will have the power, upon the request of the Debtors, to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

SUCCESSORS AND ASSIGNS.

       The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, trustee, administrator, successor or assign of such Person.

SATURDAY, SUNDAY OR LEGAL HOLIDAY.

       If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

POST-EFFECTIVE DATE EFFECT OF EVIDENCES OF CLAIMS OR INTERESTS.

       Except as otherwise specified herein, notes, bonds, stock certificates and other evidences of Claims against or Interests in the Debtors, and all Instruments of the Debtors (in either case, other than those executed and delivered as contemplated hereby in connection with the consummation of the
Plan), shall, effective upon the Effective Date, represent only the right to participate in the distributions contemplated by the Plan.

GOVERNING LAW.

       Unless a rule of law or procedure is supplied by (i) federal law (including the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules), (ii) an express choice of law provision in any agreement, contract, instrument, or document provided for, or executed in connection with, the Plan, or (iii) applicable non-bankruptcy law, the rights and obligations arising under the Plan and any agreements, contracts, documents, and instruments executed in connection with the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to the principles of conflict of laws thereof.

NO LIABILITY FOR SOLICITATION OR PARTICIPATION.

       As specified in Section 1125(e) of the Bankruptcy Code, Persons that solicit acceptances or rejections of the Plan and/or that participate in the offer, issuance, sale, or purchase of securities offered or sold under the Plan, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, shall not be liable, on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale, or purchase of securities.

NO ADMISSIONS OR WAIVER OF OBJECTIONS.

       Notwithstanding anything herein to the contrary, if the Effective Date does not occur, nothing contained in the Plan shall be deemed as an admission by the Debtors or any other party with respect to any matter set forth herein, including, without limitation, liability on any Claim or the propriety of any Claims classification. The Debtors are not bound by any statements herein or in the Disclosure Statement as judicial admissions.

DATED:  April 27, 1999

                              CITYSCAPE FINANCIAL CORP.,


                              By: /s/ Steven M. Miller
                                 -----------------------------------------------
                                 Name:  Steven M. Miller
                                 Title:    President and Chief Executive Officer

                              CITYSCAPE CORP.,
                                a New York corporation

                              By: /s/ Steven M. Miller
                                 -----------------------------------------------
                                 Name:  Steven M. Miller
                                 Title:    Senior Vice President

Presented by:

Robert J. Rosenberg
A. Brent Truitt
Rachael Fink
LATHAM & WATKINS
885 Third Avenue, Suite 1000
New York, New York 10022
(212) 906-1200

COUNSEL FOR CITYSCAPE FINANCIAL
CORP. AND CITYSCAPE CORP.

By: /s/ Robert J. Rosenberg
    -----------------------
      Robert J. Rosenberg

                                INDEX OF EXHIBITS

       Exhibit A Reorganized Cityscape Certificate of Incorporation

       Exhibit B Reorganized Cityscape Bylaws

       Exhibit C Reorganized CSC Certificate of Incorporation

       Exhibit D Reorganized CSC Bylaws

                                    EXHIBIT A

               REORGANIZED CITYSCAPE CERTIFICATE OF INCORPORATION

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                            CITYSCAPE FINANCIAL CORP.

              I, the undersigned Chief Executive Officer of Cityscape Financial Corp., a corporation existing under the laws of the State of Delaware (hereinafter referred to as the "Corporation"), do hereby certify as follows:

              FIRST: That the Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 16, 1988, under the name Mandi of Essex, LTD. An amendment to the certificate for Renewal and Revival of Charter of Mandi of Essex, Inc. was filed on April 21, 1994 and was further amended by Amendment to Certificate of Change of Registered Agent and Registered Office on June 23, 1994. An Amendment to the Certificate of Incorporation amending the authorized number of shares was filed by the Secretary of State of Delaware on July 22, 1994.

              SECOND: This Restated Certificate of Incorporation restates and integrates and amends the Certificate of Incorporation of the Corporation by restating the Certificate of Incorporation in its entirety. The text of the Certificate of Incorporation is in its entirety as follows:

               FIRST: The name of the Company is: CITYSCAPE FINANCIAL CORP.

              SECOND: The address of the Company's registered office in the
                      State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware, 19801, and the name of its registered agent at such address is The Corporation Trust Company.

              THIRD: The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware as it now exists or may hereafter be amended and supplemented.

              FOURTH: The total number of shares of stock which the Company shall have authority to issue is __________ having a par value of $0.01 per share. All such shares are Common Stock.

                      The issuance of nonvoting equity securities is prohibited.

              FIFTH: The personal liability of the directors of the Company is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented. Any repeal or modification of this Article Fifth shall not adversely affect any right or protection of a director of the Company existing immediately prior to such repeal or modification.

              SIXTH: The Company shall, to the fullest extent permitted or required by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons to whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. Any repeal or modification of this Article Sixth shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

             SEVENTH: From time to time any of the provisions of this
                      certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Company by this certificate of incorporation are granted subject to the provisions of this Article Seventh.

              EIGHTH: In furtherance and not in limitation of the rights, powers, privileges and discretionary authority granted or conferred by the General Corporation Law of the State of Delaware or other statutes or laws of the state of Delaware, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-Laws of the Company, without any action on the part of the Stockholders, but the Stockholders may make additional By-Laws and may alter, amend or repeal any By-Law whether adopted by them or otherwise. The Company may in its By-Laws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

              THIRD: This Restated Certificate of Incorporation was duly adopted pursuant to the Corporation's Plan of Reorganization as filed with the United States Bankruptcy Court for the Southern District of New York and confirmed by such Court as of __________, 1999 (the "Plan of Reorganization"), pursuant to Chapter 11 of Title 11 of the United States Code and otherwise in accordance with applicable provisions of the General Corporation Law of the State of Delaware.

              IN WITNESS WHEREOF, I have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by me and are true and correct.

Date: ______________, 1999

                                                 CITYSCAPE FINANCIAL CORP.

                                                 --------------------------
                                                 Name:
                                                 Title:

                                    EXHIBIT B

                          REORGANIZED CITYSCAPE BYLAWS

                               AMENDED & RESTATED

                                     BY-LAWS

                                       OF

                            CITYSCAPE FINANCIAL CORP.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I.  OFFICES..........................................................1

             Section 1.......................................................1

             Section 2.......................................................1

ARTICLE II.  MEETINGS OF STOCKHOLDERS........................................1

             Section 1.......................................................1

             Section 2.......................................................1

             Section 3.......................................................1

             Section 4.......................................................2

             Section 5.......................................................2

             Section 6.......................................................2

             Section 7.......................................................2

             Section 8.......................................................3

             Section 9.......................................................3

ARTICLE III.  DIRECTORS......................................................3

             Section 1.......................................................3

             Section 2.......................................................4

             Section 3.......................................................4

             Section 4.......................................................4

             Section 5.......................................................4

             Section 6.......................................................5

             Section 7.......................................................5

                                                                            Page
                                                                            ----
             Section 8.......................................................5

             Section 9.......................................................5

             Section 10......................................................5

             Section 11......................................................6

             Section 12......................................................6

             Section 13......................................................6

ARTICLE IV.  OFFICERS........................................................9

             Section 1.......................................................9

             Section 2.......................................................9

             Section 3.......................................................9

             Section 4.......................................................9

             Section 5.......................................................9

             Section 6.......................................................10

             Section 7.......................................................10

             Section 8.......................................................10

             Section 9.......................................................11

             Section 10......................................................11

             Section 11......................................................11

ARTICLE V.  CERTIFICATES OF STOCK............................................12

             Section 1.......................................................12

             Section 2.......................................................12

             Section 3.......................................................12

             Section 4.......................................................12

             Section 5.......................................................13

             Section 6.......................................................13

                                                                            Page
                                                                            ----
             Section 7.......................................................13

ARTICLE VI.  GENERAL PROVISIONS..............................................14

             Section 1.......................................................14

             Section 2.......................................................14

             Section 3.......................................................14

             Section 4.......................................................14

             Section 5.......................................................14

             Section 6.......................................................15

             Section 7.......................................................15

             Section 8.......................................................15

ARTICLE VII.  AMENDMENTS.....................................................15

             Section 1.......................................................15

                                   ARTICLE I.

                                     OFFICES

Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II.

                            MEETINGS OF STOCKHOLDERS

Section 3. Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the corporation.

Section 4. The annual meeting of stockholders shall be held each year on a date and a time designated by the Board of Directors. At each annual meeting directors shall be elected and any other proper business may be transacted.

Section 5. A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation, or by these By-Laws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

Section 6. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes, or the Certificate of Incorporation, or these By-Laws, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 7. At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. All proxies must be filed with the Secretary of the corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation on the record date set by the Board of Directors as provided in Article V, Section 6 hereof. All elections shall be had and all questions decided by a plurality vote.

Section 8. Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding, and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 9. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

Section 10. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 11. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                  ARTICLE III.

                                    DIRECTORS

Section 12. The number of directors which shall constitute the whole Board shall be not less than one (1) nor more than ten (10). The first Board shall consist of ______ directors. The directors need not be stockholders. The directors shall be elected at the annual meeting of the stockholders, except as provided in
Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified; provided, however, that unless otherwise restricted by the Certificate of Incorporation or by law, any director or the entire Board of Directors may be removed, either with or without cause, from the Board of Directors at any meeting of stockholders by a majority of the stock represented and entitled to vote thereat.

Section 13. Vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The directors so chosen shall hold office until the next annual election of directors and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

Section 14. The property and business of the corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD OF DIRECTORS

Section 15. The directors may hold their meetings and have one or more offices, and keep the books of the corporation outside of the State of Delaware.

Section 16. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

Section 17. Special meetings of the Board of Directors may be called by the President on forty-eight hours' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the President or the Secretary in like manner and on like notice on the written request of two directors unless the Board consists of only one director; in which case special meetings shall be called by the President or Secretary in like manner or on like notice on the written request of the sole director.

Section 18. At all meetings of the Board of Directors a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these By-Laws. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If only one director is authorized, such sole director shall constitute a quorum.

Section 19. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 20. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

COMMITTEES OF DIRECTORS

Section 21. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each such committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the By-Laws of the corporation; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

Section 22. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

COMPENSATION OF DIRECTORS

Section 23. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

INDEMNIFICATION

Section 24. (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

            (c) To the extent that a director, officer, employee or agent of the corporation shall be successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

            (d) Any indemnification under paragraphs (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

            (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the manner provided in paragraph (d) upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Section 13.

            (f) The indemnification provided by this Section 13 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            (g) The Board of Directors may authorize, by a vote of a majority of a quorum of the Board of Directors, the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Section 13.

            (h) For the purposes of this Section 13, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

            (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

                                   ARTICLE IV.

                                    OFFICERS

Section 25. The officers of this corporation shall be chosen by the Board of Directors and shall include a President, a Secretary, and a Treasurer. The corporation may also have at the discretion of the Board of Directors such other officers as are desired, including a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 hereof. In the event there are two or more Vice Presidents, then one or more may be designated as Executive Vice President, Senior Vice President, or other similar or dissimilar title. At the time of the election of officers, the directors may by resolution determine the order of their rank. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-Laws otherwise provide.

Section 26. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose the officers of the corporation.

Section 27. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 28. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

Section 29. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

CHAIRMAN OF THE BOARD

Section 30. The Chairman of the Board, if such an officer be elected, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these By-Laws. If there is no President, the Chairman of the Board shall in addition be the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in
Section 7 of this Article IV.

PRESIDENT

Section 31. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He shall be an ex-officio member of all committees and shall have the general powers and duties of management usually vested in the office of President and Chief Executive Officer of corporations, and shall have such other powers and duties as may be prescribed by the Board of Directors or these By-Laws.

SECRETARY AND ASSISTANT SECRETARY

Section 32. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required by the Board of Directors. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or these By-Laws. He shall keep in safe custody the seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

Section 33. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, or if there be no such determination, the Assistant Secretary designated by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

TREASURER AND ASSISTANT TREASURER

Section 34. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the corporation, in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 35. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, or if there be no such determination, the Assistant Treasurer designated by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE V.

                              CERTIFICATES OF STOCK

Section 36. Every holder of stock of the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by, the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer of the corporation, certifying the number of shares represented by the certificate owned by such stockholder in the corporation.

Section 37. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 38. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

LOST, STOLEN OR DESTROYED CERTIFICATES

Section 39. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

TRANSFERS OF STOCK

Section 40. Upon surrender to the corporation, or the transfer agent of the corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

FIXING RECORD DATE

Section 41. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

REGISTERED STOCKHOLDERS

Section 42. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

                                   ARTICLE VI.

                               GENERAL PROVISIONS

DIVIDENDS

Section 43. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 44. Before payment of any dividend there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve.

CHECKS

Section 45. All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

FISCAL YEAR

Section 46. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

SEAL

Section 47. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

NOTICES

Section 48. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

Section 49. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed to be equivalent.

ANNUAL STATEMENT

Section 50. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

                                  ARTICLE VII.

                                   AMENDMENTS

Section 51. These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such special meeting. If the power to adopt, amend or repeal By-Laws is conferred upon the Board of Directors by the Certificate of Incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal By-Laws.

                                    EXHIBIT C

                  REORGANIZED CSC CERTIFICATE OF INCORPORATION

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 CITYSCAPE CORP.

                 ----------------------------------------------


       I, the undersigned Chief Executive Officer of Cityscape Corp., a corporation existing under the laws of the State of New York (hereinafter referred to as the "Corporation"), do hereby certify as follows:

              FIRST: That the Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of New York on March 4, 1985, under the name of RSSG Corp. An Amendment changing the corporation's name to Cityscape Corp. was filed on November 7, 1985, and was further amended by Amendment to Certificate of Incorporation filed by the Department of State on February 16, 1990.

              SECOND: This Restated Certificate of Incorporation restates and integrates and amends the Certificate of Incorporation of the Corporation by restating the Certificate of Incorporation in its entirety. The text of the Certificate of Incorporation is in its entirety as follows:

              FIRST:  The name of the corporation is CITYSCAPE CORP.

              SECOND: The corporation is formed for the following purpose or purposes:

                      To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law, provided that the corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

              THIRD: The office of the corporation is to be located in the County of Westchester, State of New York.

              FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 400 all of which are of a par value of $0.01 each, and all of which are of the same class.

                       The issuance of nonvoting equity securities is prohibited.

              FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

                       Cityscape Corp.
                       565 Taxter Road
                       Elmsford, New York 10523

              SIXTH:   The duration of the corporation is to be perpetual.

              SEVENTH: The corporation shall, to the fullest extent permitted by
                       Article 7 of the Business Corporation Law of the State of New York, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Article from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Article, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which any person may be entitled under any By-Law, resolution of shareholders, resolution of directors, agreement, or otherwise, as permitted by said Article, as to action in any capacity in which he served at the request of the corporation.

              EIGHTH: The personal liability of the directors of the corporation is eliminated to the fullest extent permitted by the provisions of paragraph (b) of Section 402 of the Business Corporation Law of the State of New York, as the same may be amended and supplemented.

              THIRD: This Amended and Restated Certificate of Incorporation was duly adopted pursuant to the Corporation's Plan of Reorganization as filed with the United States Bankruptcy Court for the Southern District of New York and
confirmed by such Court as of      , 1999 (the "Plan of Reorganization"),
pursuant to Chapter 11 of Title 11 of the United States Code and otherwise in accordance with applicable provisions of the Business Corporation Law of the State of New York.

       IN WITNESS WHEREOF, I have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by me and are true and correct.

              Date: ______________, 1999

                                            CITYSCAPE CORP.

                                            ------------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT D

                             REORGANIZED CSC BYLAWS

                               AMENDED & RESTATED

                                     BY-LAWS

                                       OF

                                 CITYSCAPE CORP.

                            (a New York corporation)

                        As Amended As Of __________, 1999

                                   ARTICLE I.

                                  SHAREHOLDERS

CERTIFICATES REPRESENTING SHARES. Certificates representing shares shall set forth thereon the statements prescribed by Section 508, and, where applicable, by Sections 505, 616, 620, 709, and 1002, of the Business Corporation Law and by any other applicable provision of law and shall be signed by the Chairman or a Vice-Chairman of the Board of Directors, if any, or by the President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee, or if the shares are listed on a registered national security exchange. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

       A certificate representing shares shall not be issued until the full amount of consideration therefor has been paid except as Section 504 of the Business Corporation Law may otherwise permit.

       The corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may require the owner of any lost or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of any such new certificate.

FRACTIONAL SHARE INTERESTS. The corporation may issue certificates for fractions of a share where necessary to effect transactions authorized by the Business Corporation Law which shall entitle the holder, in proportion to his fractional holdings, to exercise voting rights, receive dividends and participate in liquidating distributions; or it may pay, in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder except as therein provided.

SHARE TRANSFERS. Upon compliance with provisions restricting the transferability of shares, if any, transfers of shares of the corporation shall be made only on the share record of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes due thereon.

RECORD DATE FOR SHAREHOLDERS. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty days nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of the business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders for any purpose other than that specified in the preceding clause shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this paragraph, such determination shall apply to any adjournment thereof, unless directors fix a new record date under this paragraph for the adjourned meeting.

MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "shareholder" or "shareholders" refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the Certificate of Incorporation confers such rights where there are two or more classes or series of shares or upon which or upon whom the Business Corporation Law confers such rights notwithstanding that the Certificate of Incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.


Shareholder Meetings.

       - TIME. The annual meeting shall be held on the date fixed, from time to time, by the directors, provided, that the first annual meeting shall be held on a date within thirteen months after the formation of the corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date fixed by the directors except when the Business Corporation Law confers the right to fix the date upon shareholders.

       - PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of New York, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, or, whenever shareholders entitled to call a special meeting shall call the same, the meeting shall be held at the office of the corporation in the State of New York.

       - CALL. Annual meetings may be called by the directors or by any officer instructed by the directors to call the meeting. Special meetings may be called in like manner except when the directors are required by the Business Corporation Law to call a meeting, or except when the shareholders are entitled by said Law to demand the call of a meeting.

       - NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE. Written notice of all meetings shall be given, stating the place, date, and hour of the meeting, and, unless it is an annual meeting, indicating that it is being issued by or at the direction of the person or persons calling the meeting. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall, (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called; and, at any such meeting, only such business may be transacted which is related to the purpose or purposes set forth in the notice. If the directors shall adopt, amend, or repeal a bylaw regulating an impending election of directors, the notice of the next meeting for election of directors shall contain the statements prescribed by Section 601(b) of the Business Corporation Law. If any action is proposed to be taken which would, if taken, entitle shareholders to receive payment for their shares, the notice shall include a statement of that purpose and to that effect and shall be accompanied by a copy of Section 623 of the Business Corporation Law or an outline of its material terms. A copy of the notice of any meeting shall be given, personally or by first class mail, not less than ten days nor more than fifty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, to each shareholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the corporation. In lieu of giving a copy of such notice personally or by first class mail as aforesaid, a copy of such notice may be given by third class mail not fewer than twenty-four nor more than fifty days before the date of the meeting. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in a post office or official depository under the exclusive care and custody of the United States post office department. If a meeting is adjourned to another time or place, and, if any announcement of the adjourned time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice before or after the meeting. The attendance of a shareholder at a meeting without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by him.

       - SHAREHOLDER LIST AND CHALLENGE. A list of shareholders as of the record date, certified by the Secretary or other officer responsible for its preparation or by the transfer agent, if any, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, if any, or the person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

       - CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting--the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by the Chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.

       - PROXY REPRESENTATION. Every shareholder may authorize another person or persons to act for him by proxy in all matters in which a shareholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by the Business Corporation Law.

       - INSPECTORS - APPOINTMENT. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

       - QUORUM. Except for a special election of directors pursuant to Section 603(b) of the Business Corporation Law, and except as herein otherwise provided, the holders of a majority of the outstanding shares shall constitute a quorum at a meeting of shareholders for the transaction of any business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders. The shareholders present may adjourn the meeting despite the absence of a quorum.

       - VOTING. Each share shall entitle the holder thereof to one vote. In the election of directors, a plurality of the votes cast shall elect. Any other action shall be authorized by a majority of the votes cast except where the Business Corporation Law prescribes a different proportion of votes.

SHAREHOLDER ACTION WITHOUT MEETINGS. Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all shares.

                                   ARTICLE II.

                                 GOVERNING BOARD

FUNCTIONS AND DEFINITIONS. The business of the corporation shall be managed under the direction of a governing board, which is herein referred to as the "Board of Directors" or "directors" notwithstanding that the members thereof may otherwise bear the titles of trustees, managers, or governors or any other designated title, and notwithstanding that only one director legally constitutes the Board. The word "director" or "directors" likewise herein refers to a member or to members of the governing board notwithstanding the designation of a different official title or titles. The use of the phrase "entire board" herein refers to the total number of directors which the corporation would have if there were no vacancies.

QUALIFICATIONS AND NUMBER. Each director shall be at least eighteen years of age. A director need not be a shareholder, a citizen of the United States, or a resident of the State of New York. The number of directors which shall constitute the whole Board shall be not less than one (1). The first Board shall consist of ______ directors. The number of directors constituting the board may be fixed from time to time by the by-laws, or by action of the shareholders or of the board under the specific provisions of a by-law adopted by the shareholders. If not otherwise fixed under this paragraph, the number shall be one (1). The number of directors may be increased or decreased by action of shareholders or of the directors, provided that any action of the directors to effect such increase or decrease shall require the vote of a majority of the entire Board. No decrease shall shorten the term of any incumbent director.

ELECTION AND TERM. The first Board of Directors shall be elected by the incorporator or incorporators and shall hold office until the first annual meeting of shareholders and until their successors have been elected and qualified. Thereafter, directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim by the shareholders to fill vacancies and newly created directorships, shall hold office until the next annual meeting of shareholders and until their successors have been elected and qualified; and directors who are elected in the interim by the directors to fill vacancies and newly created directorships shall hold office until the next meeting of shareholders at which the election of directors is in the regular order of business and until their successors have been elected and qualified. In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors, newly created directorships and any vacancies in the Board of Directors, including vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of the remaining directors then in office, although less than a quorum exists.

MEETINGS.

       - TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

       - PLACE. Meetings shall be held at such place within or without the State of New York as shall be fixed by the Board.

       - CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, of the President, or of a majority of the directors in office.

       - NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any meeting need not specify the purpose of the meeting. Any requirement of furnishing a notice shall be waived by any director who signs a waiver of notice before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

       - QUORUM AND ACTION. A majority of the entire Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided such majority shall constitute at least one-third of the entire Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, the act of the Board shall be the act, at a meeting duly assembled, by vote of a majority of the directors present at the time of the vote, a quorum being present at such time. Any one or more members of the Board of Directors or of any committee thereof may participate in a meeting of said Board or of any such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation by such means shall constitute presence in person at the meeting.

       - CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the President, if present and acting, or any other director chosen by the Board, shall preside.

REMOVAL OF DIRECTORS. Any or all of the directors may be removed for cause or without cause by the shareholders. One or more of the directors may be removed for cause by the Board of Directors.

COMMITTEES. Whenever the Board of Directors shall consist of more than three members, the Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate from their number three or more directors to constitute an Executive Committee and other committees, each of which, to the extent provided in the resolution designating it, shall have the authority of the Board of Directors with the exception of any authority the delegation of which is prohibited by Section 712 of the Business Corporation Law.

WRITTEN ACTION. Any action required (or permitted to be taken by the Board of Directors or by any committee thereof may be taken without a meeting if all of the members of the Board of Directors or of any committee thereof consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board of Directors or of any such committee shall be filed with the minutes of the proceeding of the Board of Directors or of any such committee.

                                  ARTICLE III.

                                    OFFICERS

       The directors may elect or appoint a Chairman of the Board of Directors, a President, one or more Vice-Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers as they may determine. The President may but need not be a director. Any two or more offices may be held by the same person except the offices of President and Secretary; or, when all of the issued and outstanding shares of the corporation are owned by one person, such person may hold all or any combination of offices.

       Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor has been elected and qualified.

       Officers shall have the powers and duties defined in the resolutions appointing them.

       The Board of Directors may remove any officer for cause or without cause.

                                   ARTICLE IV.

                        STATUTORY NOTICES TO SHAREHOLDERS

       The directors may appoint the Treasurer or other fiscal officer and/or the Secretary or any other officer to cause to be prepared and furnished to shareholders entitled thereto any special financial notice and/or any financial statement, as the case may be, which may be required by any provision of law, and which, more specifically, may be required by Sections 510, 511, 515, 516, 517, 519, and 520 of the Business Corporation Law.

                                   ARTICLE V.

                                BOOKS AND RECORDS

       The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of the shareholders, of the Board of Directors, and/or any committee which the directors may appoint, and shall keep at the office of the corporation in the State of New York or at the office of the transfer agent or registrar, if any, in said state, a record containing the names and addresses of all shareholders, the number and class of shares held by each, and the dates when they respectively became the owners of record thereof. Any of the foregoing books, minutes, or records may be in written form or in any other form capable of being converted into written form within a reasonable time.

                                   ARTICLE VI.

                                 CORPORATE SEAL

       The corporate seal, if any, shall be in such form as the Board of Directors shall prescribe.

                                  ARTICLE VII.

                                   FISCAL YEAR

       The fiscal year of the corporation shall be fixed, and shall be subject to change from time to time, by the Board of Directors.

                                  ARTICLE VIII.

                              CONTROL OVER BY-LAWS

       The shareholders entitled to vote in the election of directors or the directors upon compliance with any statutory requisite may amend or repeal the By-Laws and may adopt new

By-Laws, except that the directors may not amend or repeal any By-Law or adopt any new By-Law, the statutory control over which is vested exclusively in the said shareholders or in the incorporators. By-Laws adopted by the incorporators or directors may be amended or repealed by the said shareholders.